                                                                   EXHIBIT 99.1





                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             VEECO INSTRUMENTS INC.,

                            VEECO ACQUISITION CORP.,

                                APPLIED EPI, INC.

                                       AND

                                   CERTAIN OF

                               ITS SECURITYHOLDERS





                                SEPTEMBER 6, 2001



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                                TABLE OF CONTENTS

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                                                                                  PAGE
                                                                                  ----
I.       DEFINITIONS................................................................1
         1.01     Certain Definitions...............................................1
         1.02                        ...............................................9

II.      THE MERGER.................................................................9
         2.01     The Merger........................................................9
         2.02     Effective Time of the Merger......................................9
         2.03     Closing of the Merger.............................................9
         2.04     Effects of the Merger.............................................9
         2.05     Conversion of Shares; Payment for Certain Options................10
         2.06     Escrow...........................................................12
         2.07     Subsequent Action................................................12
         2.08     Stockholders' Representative.....................................12

III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
         COMPANY STOCKHOLDERS......................................................13
         3.01     Due Organization; Subsidiaries; Etc..............................13
         3.02     Capitalization...................................................14
         3.03     Authorization....................................................15
         3.04     Financial Statements.............................................15
         3.05     No Undisclosed Liabilities.......................................15
         3.06     Compliance with Law; Governmental Authorizations.................15
         3.07     No Conflicts.....................................................16
         3.08     Contracts........................................................16
         3.09     Litigation.......................................................19
         3.10     Taxes............................................................19
         3.11     Absence of Certain Changes.......................................21
         3.12     Employee Benefit Plans...........................................21
         3.13     Intellectual Property............................................24
         3.14     Environmental Matters............................................27
         3.15     Labor Relations..................................................28
         3.16     Brokers and Finders..............................................28
         3.17     Condition and Sufficiency of Assets..............................29
         3.18     Accounts Receivable..............................................29
         3.19     Inventory........................................................29
         3.20     Certain Payments.................................................29
         3.21     Product Liability................................................29
         3.22     Product Warranty.................................................30
         3.23     Books and Records................................................30
         3.24     Real Property....................................................30


                                        i

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                                                                                  PAGE
                                                                                  ----
         3.25     Tangible Property................................................31
         3.26     Officers and Employees...........................................31
         3.27     Insurance........................................................32
         3.28     Banking Relationships............................................32
         3.29     Transactions with Stockholders and Affiliates....................32
         3.30     Solvency.........................................................32

IV.      REPRESENTATIONS AND WARRANTIES OF VEECO AND
         ACQUISITION...............................................................33
         4.01     Organization of Veeco and Acquisition............................33
         4.02     Capitalization...................................................34
         4.03     Non-Contravention................................................34
         4.04     Reports..........................................................34
         4.05     Absence of Certain Changes.......................................35
         4.06     No Undisclosed Liabilities.......................................36
         4.07     Litigation.......................................................36
         4.08     Restrictions on Business Activities..............................36
         4.09     Governmental Authorization.......................................36
         4.10     Compliance With Laws.............................................36
         4.11     Brokers and Finders..............................................37
         4.12     Accuracy of Representations and Warranties.......................37

V.       COVENANTS.................................................................37
         5.01     Access...........................................................37
         5.02     Conduct of the Businesses of the Target Corporations Pending
                  the Closing Date.................................................37
         5.03     Conduct of Business of the Company and Veeco.....................37
         5.04     Consents.........................................................38
         5.05     Environmental Transfer Laws......................................39
         5.06     Tax Matters......................................................39
         5.07     Notice of Breach; Disclosure.....................................39
         5.08     Payment of Indebtedness by and to Affiliates.....................40
         5.09     No Negotiation...................................................40
         5.10     FIRPTA...........................................................40
         5.11     Blue Sky Laws....................................................40
         5.12     Listing of Additional Shares.....................................40
         5.13     Additional Agreements............................................41
         5.14     HSR Act Compliance...............................................41
         5.15     Stock Options....................................................41
         5.16     Competition and Solicitation.....................................42
         5.17     Employment Matters...............................................43




                                       ii


                                                                                  PAGE
                                                                                  ----
         5.18     Location of Surviving Corporation................................43

VI.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO AND
         ACQUISITION...............................................................44
         6.01     Representations and Warranties...................................44
         6.02     Performance of Covenants.........................................44
         6.03     Litigation.......................................................44
         6.04     Consents and Approvals; HSR Act Compliance.......................44
         6.05     Material Changes.................................................44
         6.06     Delivery of Documents............................................44
         6.07     Legal Opinion....................................................45
         6.08     Articles of Merger...............................................46
         6.09     Stockholder Approval.............................................46
         6.10     Option Plan Interpretations......................................46

VII.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY........................46
         7.01     Representations and Warranties...................................46
         7.02     Performance of Covenants.........................................46
         7.03     Litigation.......................................................47
         7.04     Consents and Approvals; HSR Act Compliance.......................47
         7.05     Delivery of Documents............................................47
         7.06     Material Changes.................................................48
         7.07     Legal Opinion....................................................48
         7.08     Articles of Merger...............................................48
         7.09     Stockholder Approval.............................................48

VIII.    INDEMNIFICATION; REMEDIES.................................................48
         8.01     Survival.........................................................48
         8.02     Indemnification by the Company and the Stockholders..............49
         8.03     Tax Indemnification by Company Stockholders......................49
         8.04     Indemnification by Veeco.........................................50
         8.05     Procedure for Indemnification--Third Party Claims................51
         8.06     Exclusive Remedy.................................................52

IX.      TERMINATION...............................................................52
         9.01     Termination Events...............................................52
         9.02     Effect of Termination............................................52
         9.03     Amendment........................................................53

X.       MISCELLANEOUS.............................................................53
         10.01    Confidentiality..................................................53


                                      iii


                                                                                  PAGE
                                                                                  ----
         10.02    Expenses.........................................................53
         10.03    Public Announcements.............................................54
         10.04    Successors.......................................................54
         10.05    Further Assurances...............................................54
         10.06    Waiver...........................................................54
         10.07    Entire Agreement.................................................54
         10.08    Governing Law....................................................54
         10.09    Assignment.......................................................54
         10.10    Notices..........................................................54
         10.11    Headings.........................................................56
         10.12    Counterparts.....................................................56
         10.13    Exhibits and Schedules...........................................56
         10.14    Severability.....................................................56
         10.15    No Third-Party Beneficiaries.....................................56


EXHIBITS
--------
Exhibit A     Articles of Merger to be filed with the Secretary of State of the
              State of Minnesota
Exhibit B     Amended and Restated Articles of Incorporation of the Company
Exhibit C     Amended and Restated By-Laws of the Company
Exhibit D     Escrow Agreement
Exhibit E     Irrevocable Proxy
Exhibit F     FIRPTA Notification Letter; Form of Notice to Internal Revenue
              Service together with written authorization from the Company
Exhibit G     Employment Agreement of David G. Reamer
Exhibit H     Investment Agreement
Exhibit I     Opinion of Robins, Kaplan, Miller & Ciresi L.L.P.
Exhibit J     Registration Rights Agreement
Exhibit K     Opinion of Kaye Scholer LLP
Exhibit L     Consulting Agreement of Paul E. Colombo
Exhibit M     Second Amendment to Brett David Heffes Employment Agreement

                          AGREEMENT AND PLAN OF MERGER


      This AGREEMENT AND PLAN OF MERGER (this "MERGER AGREEMENT"), is made as of September 6, 2001, by and among Veeco Instruments Inc., a Delaware corporation ("VEECO"), Veeco Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of Veeco ("ACQUISITION"), Applied Epi, Inc., a Minnesota corporation (the "COMPANY"), the shareholders of the Company listed on the signature pages hereto (the "COMPANY STOCKHOLDERS") and Paul E. Colombo, as Stockholders' Representative (as defined below).

      The Boards of Directors of the Company, Acquisition and Veeco have determined that it is advisable and in the best interests of their respective stockholders for Acquisition to merge with and into the Company with the result that the Company shall be the surviving corporation and shall become a wholly-owned subsidiary of Veeco (the "MERGER"), upon the terms and conditions set forth herein and in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA").

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, it is agreed as follows:

I. DEFINITIONS.

      1.01 CERTAIN DEFINITIONS. For purposes of this Merger Agreement, the following terms shall have the following meanings:

      "ACQUISITION" shall have the meaning set forth in the first paragraph of this Merger Agreement.

      "AFFILIATE" of any Person shall mean a Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

      "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.02.

      "BALANCE SHEET" shall have the meaning set forth in Section 3.04.

      "BENEFIT PLANS" shall have the meaning set forth in Section 3.12(a).

      "CASH ELECTION" shall have the meaning set forth in Section 2.05(a).

      "CASH ELECTION CERTIFICATE" shall have the meaning set forth in
Section 6.06(ii).

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601 et seq., as amended and in effect as of the Closing Date.

      "CLOSING" shall have the meaning set forth in Section 2.03.

      "CLOSING DATE" shall have the meaning set forth in Section 2.03.

      "COBRA" shall have the meaning set forth in Section 3.12(f).

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "COMPANY" shall have the meaning set forth in the first paragraph of this Merger Agreement.

      "COMPANY AGENT" shall have the meaning set forth in Section 3.13(g).

      "COMPANY COMMON STOCK" shall mean the common stock of the Company, $0.01 par value.

      "COMPANY EMPLOYEES" shall have the meaning set forth in Section 5.18 (a).

      "COMPANY OPTION PLANS" shall have the meaning set forth in Section 6.10.

      "COMPANY OPTIONS" shall have the meaning set forth in Section 5.15(a).

      "COMPANY-OWNED IP" shall have the meaning set forth in Section 3.13(f).

      "COMPANY-OWNED IP REGISTRATIONS" shall have the meaning set forth in
Section 3.13(d).

      "COMPANY STOCKHOLDERS" shall have the meaning set forth in the first paragraph of this Merger Agreement.

      "COMPANY WARRANTS" shall have the meaning set forth in Section 5.15(a).

      "CONFIDENTIAL IP INFORMATION" shall have the meaning set forth in
Section 3.13(i).

      "CONSTITUENT CORPORATIONS" shall have the meaning set forth in
Section 2.01.

      "CONTRACT" shall mean any agreement, arrangement, commitment, indemnity, indenture, instrument or lease, including any and all amendments, supplements, and modifications (whether oral or written) thereto, whether or not in writing.

      "DAMAGES" shall have the meaning set forth in Section 8.02.

      "DEVELOP" and "DEVELOPMENT" shall mean (i) the construction, reconstruction, refurbishment, renovation, substantial modification, restoration, conversion, structural alteration, relocation or enlargement of any building or structure or any clearing, grading or other movement of land that, in any case, disturbs the surface or subsurface, surface water or groundwater, or otherwise affects Hazardous Substances or (ii) any change in zoning or government land use approval.

      "DISCLOSURE SCHEDULE" shall mean, collectively, the disclosure schedules delivered by the Company to Veeco concurrently with the execution and delivery of this Merger Agreement.

      "EFFECTIVE TIME" shall have the meaning set forth in Section 2.02.

      "ENVIRONMENT" shall have the meaning assigned to that term under CERCLA.

      "ENVIRONMENTAL LAWS" shall mean any state, federal or local laws, ordinances, codes, regulations, statutes, orders, judgments, decrees, permits or licenses relating to pollution, natural resources, protection of the Environment or public health and safety, including, without limitation, laws and regulations relating to the use, treatment, storage, release, disposal or transportation of Hazardous Substances or the handling and disposal of medical and biological waste.

      "ENVIRONMENTAL LIABILITIES" shall mean any liability arising under Environmental Law consisting of or relating to:

            (1) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

            (2) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

            (3) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

            (4) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

      The terms "removal," "remedial action," and "response" shall have the meanings assigned under CERCLA.

      "EQUITY SECURITIES" shall mean any (i) capital stock or any securities representing any other equity interest or (ii) any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" shall mean with respect to any person (i) any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which that person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that person is a member and (iii) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that person or any entity described in clause (i) or (ii) is a member.

      "ESCROW AGREEMENT" shall have the meaning set forth in Section 2.06.

      "ESCROW PERIOD" shall mean the period commencing on the Closing Date and ending on June 30, 2003.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "EXCHANGE AGENT" shall mean American Stock Transfer Company.

      "FACILITIES" shall mean any real property or leasehold or other interests in real property currently or formerly owned, occupied or operated by any Target Corporation and any buildings, plants or structures currently or formerly owned, occupied or operated by any Target Corporation.

      "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of
1980.

      "FOREIGN PLANS" shall have the meaning set forth in Section 3.12(a).

      "GAAP" shall mean United States generally accepted accounting principles.

      "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      "HAZARDOUS SUBSTANCES" shall mean (i) any hazardous or toxic waste, substance or material defined in any Environmental Law, (ii) asbestos-containing material, (iii) medical and biological waste, (iv) polychlorinated biphenyls,
(v) petroleum products, including gasoline, fuel oil, crude oil and constituents of such petroleum products and (vi) any other chemicals, materials or substances, exposure to which is prohibited, limited, or regulated by any Environmental Laws.

      "HIPAA" shall have the meaning set forth in Section 3.12(f).

      "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INFORMATION TECHNOLOGY" shall mean computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized and/or software systems developed by or for the Company.

      "INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 3.13(a).

      "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.04.

      "IRS" shall mean the Internal Revenue Service of the United States or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "KNOWLEDGE" shall mean, (i) with respect to an individual, the actual knowledge, after reasonable inquiry, of such individual, and (ii) with respect to any Person other than an individual, the actual knowledge, after reasonable inquiry, of the executive officers and directors of a corporate entity or other persons performing similar functions for any other type of entity.

      "LAW" shall mean any constitutional provision or any statute or other law, rule or regulation of any Governmental Authority and any decree, injunction, judgment, order, ruling, assessment or writ.

      "LEASED REAL PROPERTY" shall have the meaning set forth in
Section 3.24(b).

      "LEASED TANGIBLE PROPERTY" shall have the meaning set forth in
Section 3.25(b).

      "LEASES" shall have the meaning set forth in Section 3.24(b).

      "LICENSED-IN AGREEMENTS" shall have the meaning set forth in
Section 3.13(e).

      "LICENSES" shall have the meaning set forth in Section 3.06(b).

      "LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encroachment or other survey defect, transfer restriction or other encumbrance of any nature whatsoever.

      "MATERIAL ADVERSE EFFECT" shall mean, with respect to any entity or group of entities, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its Subsidiaries, taken as a whole.

      "MATERIAL CONTRACT" shall mean any Contract required to be listed on
SECTION 3.08(a) of the Disclosure Schedule.

      "MBCA" shall have the meaning set forth in the second paragraph of this Merger Agreement.

      "MERGER" shall have the meaning set forth in the second paragraph of this Merger Agreement.

      "MERGER AGREEMENT" shall mean this Agreement and Plan of Merger.

      "MERGER CONSIDERATION" shall have the meaning set forth in
Section 2.05(a).

      "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 3.12(a).

      "NASDAQ" shall mean The NASDAQ Stock Market, Inc.

      "NEW PLANS" shall have the meaning set forth in Section 5.18(c).

      "NON-COMPANY STOCKHOLDERS" shall mean the shareholders of the Company identified on Section 3.02(a) of the Disclosure Schedule other than the Company Stockholders.

      "NON-QUALIFIED OPTION AGREEMENTS" shall have the meaning set forth in
Section 6.10.

      "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any applicable Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

      "OWNED REAL PROPERTY" shall have the meaning set forth in Section 3.24(a).

      "OWNED TANGIBLE PROPERTY" shall have the meaning set forth in
Section 3.25(a).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "PERMITTED LIENS" shall mean:

      (i) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that provision for the payment of all such Taxes has been made on the books of the Company to the extent required by GAAP;

      (ii) mechanics', processor's, materialmen's, carriers', warehousemen's, repairmen's, landlord's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of the Company that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, PROVIDED that provision for the payment of such Liens has been made on the books of the Company to the extent required by GAAP;

      (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits, PROVIDED that provision for the payment of such Liens has been made on the books of the Company to the extent required by GAAP;

      (iv) Customary rights of set off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code as in effect in the State of Minnesota of banks or other financial institutions where the Company maintains deposits in the ordinary course of business and similar rights of sellers under Article 2 of the Uniform Commercial Code as in effect in the State of Minnesota; and

      (v) Liens securing indebtedness disclosed in the Balance Sheet or on any Schedule to this Merger Agreement.

      "PERSON" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

      "RELEASE" shall have the meaning assigned to that term under CERCLA.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "STOCKHOLDER INDEMNITEES" shall have the meaning set forth in
Section 8.04.

      "STOCKHOLDERS" shall mean, collectively, the Company Stockholders and the Non-Company Stockholders.

      "STOCKHOLDERS' REPRESENTATIVE" shall have the meaning set forth in
Section 2.08.

      "SUBSIDIARY" shall mean the following: an entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record (i) an amount of voting securities of other equity interests in such Person that is sufficient to enable such Person to elect at least a majority of the members of such Person's board of directors or other governing body, or (ii) at least 50% of the outstanding equity interests of such Person.

      "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.01.

      "TANGIBLE PROPERTY" shall have the meaning set forth in Section 3.25(c).

      "TANGIBLE PROPERTY LEASES" shall have the meaning set forth in Section 3.25(b).

      "TARGET CORPORATIONS" shall mean the Company, together with its Subsidiaries.

      "TAX" or "TAXES" shall mean any and all taxes (whether Federal, state, local or foreign), including, without limitation, income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupation, value added, ad valorem, transfer and other taxes, duties or assessments of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect thereto, imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax.

      "TAX RETURNS" shall mean any returns, (including any information returns), reports, statements, notices, forms or other documents or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any legal requirement relating to any Tax.

      "THIRD PARTY INTELLECTUAL PROPERTY" shall mean all (i) inventions, discoveries and ideas, whether patentable or not, in any jurisdiction, (ii) letters patent (including, but not limited to, all reissues, extensions, renewals, divisions and continuations thereof and thereto (including continuations-in-part)) and all applications therefor, (iii) all copyrights, mask works, trademarks and service marks and all registrations and applications for registration thereof, (iv) all trade secrets, know-how, inventory, algorithms, methods, processes, protocols, methodologies, computer software (including, but not limited to, source code in object code and source code form), design, functional, technical and other specifications (for computer software and other properties) and (v) all other tangible and intangible proprietary materials owned by a third party.

      "THREATENED" shall mean the following: a claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action or other matter is reasonably likely to be asserted, commenced, taken or otherwise pursued in the future.

      "VEECO" shall have the meaning set forth in the first paragraph of this Merger Agreement.

      "VEECO AUTHORIZATIONS" shall have the meaning set forth in Section 4.09.

      "VEECO BALANCE SHEET" shall have the meaning set forth in Section 4.06.

      "VEECO BALANCE SHEET DATE" shall have the meaning set forth in
Section 4.05.

      "VEECO FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.04.

      "VEECO INDEMNITEES" shall have the meaning set forth in Section 8.02.

      "VEECO OPTIONS" shall have the meaning set forth in Section 4.02(b).

      "VEECO SEC DOCUMENTS" shall have the meaning set forth in Section 4.04.

      "VEECO SHARES" shall mean the common stock, $.01 par value per share, of Veeco.

      "VEECO'S BROKERS" shall have the meaning set forth in Section 4.11.

      1.02 The words "hereof," "herein," "hereby" and "hereunder," and words of like import, refer to this Merger Agreement as a whole and not to any particular Section hereof. References herein to any Section, Schedule or Exhibit refer to such Section of, or such Schedule or Exhibit to, this Merger Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, singular or plural, as the context may require.

II. THE MERGER.

      2.01 THE MERGER. At the Effective Time of the Merger, Acquisition shall be merged with and into the Company. The separate existence of Acquisition shall thereupon cease and the Company shall continue its corporate existence as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the State of Minnesota under its present name. The Company and Acquisition are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS".

      2.02 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties hereto shall cause (i) articles of merger substantially in the form of EXHIBIT A annexed hereto to be executed and filed with the Secretary of State of the State of Minnesota, as provided in Section 302A.615 of the MBCA (the "ARTICLES OF MERGER"), and shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of such Articles of Merger, or otherwise as provided therein. The date and time of such effectiveness are referred to herein as the "EFFECTIVE TIME".

      2.03 CLOSING OF THE MERGER. Unless this Merger Agreement shall theretofore have been terminated pursuant to the provisions of Section 9.01 hereof, the closing of the Merger (the "CLOSING") shall take place on September 17, 2001, or on such later date that is two business days following the date on which the last of the conditions set forth in Articles VI and VII hereof are fulfilled or waived, subject to applicable laws (the "CLOSING DATE"), at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402 unless another time, date or place is agreed to in writing by the parties hereto.

      2.04 EFFECTS OF THE MERGER. At the Effective Time of the Merger:


            (a) the separate existence of Acquisition shall cease and Acquisition shall be merged with and into the Company, which shall be the Surviving Corporation;

            (b) the Amended and Restated Articles of Incorporation in the form attached hereto as EXHIBIT B, and the Amended and Restated By-Laws of the Company in the form attached hereto as EXHIBIT C, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation until each shall thereafter be amended in accordance with each of their terms and as provided by law;

            (c) Edward H. Braun and John F. Rein, Jr. shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

            (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

            (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim or action or proceeding by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

      2.05 CONVERSION OF SHARES; PAYMENT FOR CERTAIN OPTIONS. As of the Effective Time, by virtue of the Merger and without any further action on the part of Veeco, Acquisition, the Company or any holder of any Equity Securities of the Constituent Corporations:

            (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.184 Veeco Shares (the "MERGER CONSIDERATION"), upon surrender of the certificates to Veeco representing such shares of Company Common Stock. Subject to the provisions below, each Stockholder who owns shares of issued and outstanding Company Common Stock immediately prior to the Effective Time shall have the right to elect to receive all or any portion of such Merger Consideration in the form of cash in lieu of Veeco Shares at the rate of $27.46 per each Veeco Share such Stockholder was entitled to receive as Merger Consideration (a "CASH ELECTION"); provided, however, that in no event shall the aggregate cash portion of the Merger Consideration payable by Veeco to all Stockholders exceed $29,800,000. In the event the aggregate amount of Cash Elections exceeds $29,800,000, then the portion of Merger Consideration in the form of cash payable to each such Stockholder shall be reduced pro rata on the basis of the amount of cash each such Stockholder elected to receive, such that the total cash portion of the Merger Consideration payable by Veeco shall equal $29,800,000. In the event the aggregate amount of Cash Elections is less than $29,800,000, then the portion of the Merger Consideration in the form of cash payable to each such stockholder shall be increased pro rata on the basis of the aggregate amount of

Merger Consideration each such Stockholder is entitled to receive, such that the total cash protion of the Merger Consideration payable by Veeco shall equal $29,800,000.

            (b) Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (c) The stock portion of the Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Veeco Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Veeco Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

            (d) No fraction of a Veeco Share will be issued, but in lieu thereof each Stockholder who would otherwise be entitled to a fraction of a Veeco Share (after aggregating all fractional shares of Veeco Shares to be received by such holder) shall receive from Veeco an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $27.46.

            (e) All Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Common Stock shall thereafter cease to have any rights with respect to such Company Common Stock, except the right to receive the Merger Consideration for the Company Common Stock upon the surrender of such certificate in accordance with this Section.

            (f) Promptly after the Effective Time, Veeco shall make available to the Exchange Agent such number of Veeco Shares constituting the stock portion of the Merger Consideration and cash in an amount sufficient for payment of the cash portion of the Merger Consideration and for payments to be made in lieu of issuing fractional shares pursuant to Section 2.05(d) as shall be set forth in the Cash Election Certificate, subject to a portion of the aggregate Merger Consideration issuable to the Company Stockholders to be delivered by Veeco to the escrow agent pursuant to Section 2.06.

            (g) Promptly following proper delivery of a certificate or agreement evidencing Company Common Stock by the holder thereof to the Exchange Agent, the Exchange Agent shall deliver to such holder, subject to Section 2.06, a certificate representing the stock portion of the Merger Consideration and the cash portion of the Merger Consideration, if any, for the shares of Company Common Stock represented by the certificate so delivered by such holder, as shall be set forth in the Cash Election Certificate.

      2.06 ESCROW. Veeco shall deposit 246,000 Veeco Shares with The Bank of Cherry Creek, N.A., as escrow agent on the Closing Date, in accordance with the terms of an escrow agreement substantially in the form and on the terms of EXHIBIT D hereto (the "ESCROW AGREEMENT"). The Veeco Shares deposited in escrow shall be allocated to each Company Stockholder as more particularly described in
SCHEDULE 2.06 and the Escrow Agreement. The Escrow Agreement shall automatically terminate on June 30, 2003 and any Veeco Shares held by the escrow agent on such date shall be distributed on such date in accordance with the terms of the Escrow Agreement.

      2.07 SUBSEQUENT ACTION. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

      2.08 STOCKHOLDERS' REPRESENTATIVE. (a) In order to efficiently administer
(i) the defense or settlement of any claims for which any of the Veeco Indemnitees may be entitled to indemnification pursuant to Article VIII hereof and (ii) any other matter arising under or relating to the Escrow Agreement after the Closing, Paul E. Colombo is hereby appointed to represent the interests of the Company Stockholders after the Effective Date (the "STOCKHOLDERS' REPRESENTATIVE").

            (b) The Stockholders' Representative shall be authorized to take all actions which he deems appropriate in connection with the matters described in
Section 2.08(a), including, without limitation, to execute and deliver the Escrow Agreement on behalf of the Stockholders and to perform the transactions contemplated thereby.

            (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, then the remaining Stockholders who held not less than a majority of the outstanding Company Common Stock held by all such remaining Stockholders as of the Effective Time, calculated on a fully-diluted basis, shall designate a replacement within 10 days of such death, inability to perform or resignation, and shall notify all Stockholders in writing of such replacement within 10 days from the designation of such individual.

            (d) All decisions and actions by the Stockholders' Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

            (e) (i) Each of the Veeco Indemnitees shall be entitled to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any matter described in Section 2.08(a), and no party hereto shall have any cause of action against any of the Veeco Indemnitees for any action taken by any such Veeco Indemnitee in reliance upon the instructions or decisions of the Stockholders' Representative.

                (ii) No Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Merger Agreement, except for fraud.

                (iii) The provisions of this Section 2.08 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Merger Agreement.

                (iv) The provisions of this Section 2.08 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each of the Stockholders, and any references in this Merger Agreement to a Stockholder or the Stockholders shall mean and include the successors to the rights of each of the Stockholders hereunder.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDERS.

   (A) The Company and each of the Company Stockholders, jointly and severally, represent and warrant to Veeco and Acquisition as follows; provided, that any representations and warranties relating to Foreign Plans contained in Section
3.12 shall be deemed to be made only as of the Closing Date:

      3.01 DUE ORGANIZATION; SUBSIDIARIES; ETC. (a) The Company has no Subsidiaries, except for the entities identified in SECTION 3.01(a) of the Disclosure Schedule, and neither the Company nor any of the other corporations identified in SECTION 3.01(a) of the Disclosure Schedule owns any capital stock or Equity Securities of any other Person, other than the Persons identified in
SECTION 3.01(a) of the Disclosure Schedule. None of the Target Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Person. None of the Target Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Person.

                  (b) Each of the Target Corporations is a corporation duly organized, validly existing and in good standing (in jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation and has all necessary corporate or other power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound except where the failure of (i), (ii) or (iii) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Each of the Target Corporations is qualified or licensed to do business as a foreign corporation, and is in good standing (in jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification, other than such failures to be so qualified as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

      3.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock, 27,003,725 shares of which are issued and outstanding as of the date hereof, and 25,000,000 shares of Company preferred stock, no shares of which are issued and outstanding as of the date hereof and no shares of which will be issued and outstanding immediately prior to the Closing. A complete list of the record owners of all the issued and outstanding shares of Company Common Stock as of the date hereof and the holdings of each such record owner are set forth in SECTION 3.02(a) of the Disclosure Schedule (which schedule will be updated as of the time immediately prior to the Closing), and such shares are or immediately prior to the Closing will be owned of record by such Persons. All of the outstanding shares of Company Common Stock have been or immediately prior to the Closing will be duly authorized and validly issued and are or immediately prior to the Closing will be fully paid and nonassessable and were or immediately prior to the Closing will have been issued in conformity with applicable laws. No other shares of capital stock of the Company are or will be outstanding or held as treasury shares. Except as set forth in SECTION 3.02(a) of the Disclosure Schedule, no legend or other reference to any purported Lien has been placed by the Company upon any certificate representing shares of the Company Common Stock.

                  (b) Except as set forth in SECTION 3.02(b) of the Disclosure Schedule, there are no outstanding Equity Securities, or other obligations to issue or grant any rights to acquire any Equity Securities, of any Target Corporation, or any Contracts to restructure or recapitalize any Target Corporation. There are no outstanding Contracts of any Target Corporation to repurchase, redeem or otherwise acquire any Equity Securities of such Target Corporation. All outstanding Equity Securities of each Target Corporation have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. Except as set forth in SECTION 3.02(b) of the Disclosure Schedule, as of the Closing, no options, warrants, convertible securities or rights will be exercisable or exchangeable for, convertible into, or otherwise give its holder any right to acquire shares of capital stock of any Target Corporation.

                  (c) Contemporaneously with the execution and delivery of this Merger Agreement, the Company Stockholders have each executed and delivered an Irrevocable Proxy with respect to his shares of Company Common Stock in the form attached as EXHIBIT E.

      3.03 AUTHORIZATION. The Company has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Articles of Merger, and as of the Closing Date will have full corporate power and authority to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Articles of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors, and as of the Closing Date, will be authorized by the affirmative vote of Stockholders holding not less than 90% of the outstanding Company Common Stock. No other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement or to consummate the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by the Company and the Articles of Merger, when executed at the Closing, will be duly and validly executed and delivered by the Company. This Merger Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, and the Articles of Merger, when executed at the Closing, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

      3.04 FINANCIAL STATEMENTS. The Company has delivered to Veeco consolidated balance sheets of the Target Corporations as at December 31, 2000, 1999 and 1998 (the balance sheet as at December 31, 2000 hereinafter the "BALANCE SHEET"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the audit reports thereon of Deloitte & Touche LLP. In addition, the Company has delivered to Veeco unaudited consolidated balance sheets of the Target Corporations as at the end of June 30, 2001 and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the period then ended (collectively, the "INTERIM FINANCIAL STATEMENTS"). All such financial statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Target Corporations as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments and additional footnote disclosures). There has been no material change in any Target Corporation's accounting policies since January 1, 1998, except as described in the notes to the such financial statements.

      3.05 NO UNDISCLOSED LIABILITIES. Except as set forth on SECTION 3.05 of the Disclosure Schedule, to the Knowledge of the Company and the Company Stockholders no Target Corporation has any obligation or liability of any nature (matured or unmatured, fixed or contingent) other than those (i) set forth or adequately provided for in the Balance Sheet, (ii) not required to be set forth on such Balance Sheet under GAAP consistently applied with the Target Corporations' past practices, or (iii) incurred in the ordinary course of business since the date of the Balance Sheet and consistent with past practice.

      3.06 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. (a) Each of the Target Corporations has complied in all respects with, is not in violation of, and has not received any currently outstanding written notices of violation with respect to, any Law with respect to the conduct of its business, or the ownership or operation of its business except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on the Company.

                  (b) Each of the Target Corporations has obtained all licenses, permits, certificates and approvals from Governmental Authorities (the "LICENSES") that are required for its business and operations as currently conducted, except where the failure to obtain such License would not be reasonably expected to have a Material Adverse Effect on the Company. All such Licenses are in full force and effect, except where the failure to be in full force and effect would not be reasonably expected to have a Material Adverse Effect on the Company, and no notice of any material violation has been received by any Target Corporation in respect of any such License. Except as set forth in SECTION 3.06(c) of the Disclosure Schedule, the consummation of the transactions contemplated hereunder and the operation of the business of the Target Corporations by the Surviving Corporation in the manner in which it is currently operated will not require the transfer of any such License that may not be transferred to the Surviving Corporation without the consent or approval of any Governmental Authority or other Person.

      3.07 NO CONFLICTS. (a) No filing or registration with, or permit, authorization, consent or approval of, or notification to, any Governmental Authority is required by any Target Corporation in connection with the execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby except for filings and authorizations required by the HSR Act and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota.

                  (b) Except as set forth in SECTION 3.07 of the Disclosure Schedule, the execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the articles of incorporation or by-laws or other organizational documents of any Target Corporation, (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in, or provide the basis for, the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of any Target Corporation under, any Material Contract to which any Target Corporation or any material contract to which any Company Stockholder is a party or by which any of their properties or assets are bound, or to which any of the properties or assets of any Target Corporation or Company Stockholder are subject, (iii) violate any Law applicable to any Target Corporation or Company Stockholder or
(iv) violate or result in the revocation or suspension of any License.

      3.08 CONTRACTS. (a) SECTION 3.08(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered or made available to Veeco true and complete copies, of the following Contracts to which any Target Corporation is a party (each, a "MATERIAL CONTRACT"):

                  (i) each Contract that is executory in whole or in part and involves (x) delivery of goods or materials the remaining unpaid balance of which is in excess of $75,000 or (y) performance of services by any Target Corporation the remaining unpaid balance of which is in excess of $50,000, other than in each case (x) and (y) such Contracts that are cancellable by the applicable Target Corporation, without penalty, upon 60 days or shorter notice; PROVIDED, HOWEVER, that, with respect to any Contract with a cancellation period defined by specific dates, no part of the cancellation period of any such cancellable Contract shall have commenced as of the date of this Merger Agreement;

                  (ii) each Contract that is executory in whole or in part and was not entered into in the ordinary course of business and that involves future expenditures or receipts of any Target Corporation in excess of $50,000;

                  (iii) each lease, rental or occupancy agreement, license
            agreement, installment and conditional sale agreement, and any other similar Contract, in each case, affecting the ownership of, leasing of, title to, use of, or any leasehold or other similar interest in, any real or personal property (except for any personal property lease and installment or conditional sale agreement having a value per item or annual payments of less than $50,000);

                  (iv) other than licensing agreements entered into in
            connection with product sales or purchases in the ordinary course of the Company's or any other Target Corporation's business, each material licensing agreement or any other material Contract with respect to the ownership or use of patents, trademarks, copyrights or other Intellectual Property, including material Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                  (v) each collective bargaining agreement and any other
            Contract to or with any labor union or other similar employee representative of a group of employees of any Target Corporation;

                  (vi) each joint venture or partnership agreement and any other similar material Contract (however named) involving a sharing of profits or losses by a Target Corporation with any other Person;

                  (vii) each Contract containing covenants that in any material way purport to restrict the business activity of a Target Corporation or limit the freedom of a Target Corporation to engage in any line of business or to compete with any Person;

                  (viii) each Contract providing for payments in the aggregate in excess of $50,000 to or by any Target Corporation based on sales, purchases or profits, or, in the case of Contracts providing for payments to or by any Target Corporation based on a percentage of sales, purchases or profits, which would be reasonably likely to result in payments in the aggregate in excess of $50,000, other than payments for goods or services and other than distribution agreements or sales commission plans;

                  (ix) each Contract during the last two years providing for the distribution of products that have not yet been delivered having an aggregate value in excess of $250,000 by or for any Target Corporation;

                  (x) each power of attorney that is currently effective and outstanding granted by any Target Corporation other than to customs agents and auditors;

                  (xi) each Contract that is executory in whole or in part and requires capital expenditures after the date hereof in excess of $100,000 by any Target Corporation;

                  (xii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance valued in excess of $100,000 extended by any Target Corporation, other than in the ordinary course of business;

                  (xiii) each Contract (other than Benefit Plans) with any
            current or former employee, director or officer of any Target Corporation, or pursuant to which any Target Corporation has or would reasonably be expected to have liability to any current or former employee in excess of $100,000; and

                  (xiv) each amendment, supplement or modification (whether oral or written) in respect of any of the foregoing Contracts;

PROVIDED, HOWEVER, that no Contract or agreement referred to in clauses (i) through (xv) need be disclosed unless the applicable Target Corporation currently has, or in the future may have, any rights or obligations thereunder. There are no legally enforceable oral agreements to which any Target Corporation is a party which, if in writing, would be required to be disclosed pursuant to this Section 3.08(a).

                  (b) Except as set forth in SECTION 3.08(b) of the Disclosure Schedule, each Material Contract is enforceable against the applicable Target Corporation and, to the Company's and the Company Stockholders' Knowledge, against the other party thereto in accordance with its terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally and by general equitable principles, including, without limitation, those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses).

                  (c) Except as set forth in SECTION 3.08(c) of the Disclosure Schedule, no Target Corporation has received any written notice of default under any Material Contract, no material default (beyond any applicable grace or cure period) has occurred under any Material Contract on the part of a Target Corporation or, to the Company's and the Company Stockholders' Knowledge, on the part of any other party thereto, nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of a Target Corporation under any Material Contract nor, to the Company's and the Company Stockholders' Knowledge, has any event occurred which with the giving of notice or lapse of time, or both, would constitute any default on the part of any other party to any Material Contract.

                  (d) Except as set forth in SECTION 3.08(d) of the Disclosure Schedule, to the Company's and the Company Stockholders' Knowledge, no officer or employee of any Target Corporation is bound by any Contract that purports to limit the ability of such officer or employee to (i) engage in or continue any conduct, activity or practice relating to the businesses of the Target Corporations as currently conducted, or (ii) assign to such Target Corporation any rights to any invention, improvement or discovery made by such officer or employee during the course of his or her employment with such Target Corporation and relating to the business of such Target Corporation or made, written, developed or conceived with the use or assistance of such Target Corporation's facilities or resources.

      3.09 LITIGATION. Except as set forth in SECTION 3.09 of the Disclosure Schedule, there are no legal proceedings pending or, to the Company's and the Company Stockholders' Knowledge, Threatened against any Target Corporation before or by any Governmental Authority, except for such as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company. No Target Corporation is a party to or subject to any unsatisfied or pending judgment, order, writ, injunction, decree or award of any Governmental Authority that is reasonably likely to have a Material Adverse Effect on the Company.

      3.10 TAXES. Except as set forth in SECTION 3.10 of the Disclosure Schedule, the Company and each of the other Target Corporations is an "S corporation" or a "qualified subchapter S subsidiary," within the meaning of
Section 1361 of the Code, for federal and state income tax purposes and each of the Target Corporations and the Stockholders have timely and properly made all necessary elections, and taken all other necessary action, under applicable federal, state and local tax laws to qualify the Company and each of the other Target Corporations as an "S corporation" or a "qualified subchapter S subsidiary" in every jurisdiction in which it is subject to Tax since January 1, 1997, except where the failure to do so has had no Material Adverse Effect on the Company. The Company and each of the other Target Corporations will continue to qualify and be treated as an "S corporation" or a "qualified subchapter S subsidiary" for federal, state and local income tax purposes until the Closing Date. The Target Corporations and the Company Stockholders have filed or caused to be filed on a timely basis all Tax Returns that include or relate to the assets or operations of the Target Corporations that are or were required to be filed by the Target Corporations, either separately or as a member of an affiliated group of corporations, pursuant to the Laws of each Governmental Authority with taxing power over the Target Corporations and their assets and businesses, and all such Tax Returns are true, correct, complete and in compliance with all applicable Laws, except for such instances which do not have a Material Adverse Effect on the Company. The Target Corporations have paid all Taxes that include or relate to the assets or operations of the Target Corporations that have become due pursuant to such Tax Returns, or otherwise, or pursuant to any written assessment received by the Company Stockholders or the Target Corporations, except such Taxes, if any, as are being contested in good faith and for which adequate reserves for such Taxes have been provided in the Balance Sheet or the Interim Financial Statements. The amount of the Target Corporations' liability for unpaid Taxes for all periods ending on or before the Closing Date does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Balance Sheet. All Taxes that the Target Corporations are, or were, required by Law to withhold and collect have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority, and each of the Target Corporations has complied with all information reporting and back-up withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party except where failure to so comply has had no Material Adverse Effect on the Company. The Target Corporations and the Company Stockholders have not given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which any of the Target Corporations may be liable. There are no Liens other than Permitted Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Target Corporations. No deficiencies for any Tax are currently assessed or, to the Company's and the Company Stockholders' Knowledge, are proposed for assessment against any of the Target Corporations. No claim has ever been asserted by any authority in a jurisdiction where any of the Target Corporations does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth on
SECTION 3.10 to the Disclosure Schedule, neither the Company nor any of the other Target Corporations has (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under
Section 338(g) or Section 338(h)(10) of the Code, or (iv) been a party to any agreement or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, or the payment of any compensation that is not deductible under Section 162(m) of the Code. Except as set forth on SECTION 3.10 to the Disclosure Schedule, neither the Company nor any of the other Target Corporations owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation or (iv) passive foreign investment company. During the previous two years, neither the Company nor any of the other Target Corporations has engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code. None of the property owned or used by the Company or any of the other Target Corporations is subject to a lease other than a "true" lease for federal income tax purposes. Neither the Company nor any of the other Target Corporations has been informed or notified that any of its income, business, assets, operations or activities is subject to Tax by a Governmental Authority where the required Tax Return(s) have not been filed by the Company or the appropriate Target Corporation. The Target Corporations have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Code Section 6662. No Target Corporation has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or agreed to have Section 341(f)(2) apply to any disposition of an asset owned by any of the Target Corporations. None of the Target Corporations is a "U.S. real property holding corporation," as defined in
Section 897(c)(2) of the Code. There is no tax sharing agreement that will require any payment by the Target Corporations after the date of this Merger Agreement. None of the Target Corporations has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract, tax sharing agreement, indemnification, guaranty or otherwise. None of the Target Corporations has agreed, and none of them is required, to make an adjustment under Section 481 of the Code (or any comparable provisions of state, local or foreign law) by reason of a change in accounting method, including on account of the transactions contemplated herein or in related agreements. For federal income Tax purposes, none of the Target Corporations is a partner, nor is it treated as a partner, in any partnership, joint venture or any other entity treated as a partnership for federal income Tax purposes. None of the Target Corporations has been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in
Section 355 of the Code within the 3-year period ending as of the date of this Merger Agreement.

      3.11 ABSENCE OF CERTAIN CHANGES. Since the date of the Balance Sheet, except as set forth on SECTION 3.11 to the Disclosure Schedule, there has not occurred any: (i) adverse change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to the Company; (ii) acquisition, sale or transfer of any material asset of the Target Corporations, taken as a whole, other than in the ordinary course of business and consistent with past practice; (iii) material change, other than any required change, in accounting methods or practices (including any change in depreciation or amortization policies or rates) by any Target Corporation or any material revaluation by any Target Corporation of any of its assets; (iv) change in any Target Corporation's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Target Corporation; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Target Corporation of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
(v) payment or increase by any Target Corporation of any bonuses, salaries, or other compensation to any director, non-employee officer or, except in the ordinary course of business consistent with past practice, employee (including employee-officers), or entry into any employment, severance, or similar Contract with any director, non-employee officer, or, except in the ordinary course of business consistent with past practice, employee; (vi) adoption of, or material increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Target Corporation, except in the ordinary course of business consistent with past practice; or
(vii) legally binding agreement by any Target Corporation to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Veeco and its representatives regarding the Merger).

      3.12 EMPLOYEE BENEFIT PLANS. (a) SECTION 3.12(a) of the Disclosure Schedule sets forth each bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option or other fringe benefit plan, arrangement or practice, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal maintained by or contributed to by any of the Target Corporations with respect to any current or former employees of any of the Target Corporations (collectively, the "BENEFIT PLANS"), and identifies each of the Benefit Plans which is maintained for non-U.S. employees and is subject to the laws of a foreign country (collectively, the "Foreign Plans"). None of the Benefit Plans is, and none of the Target Corporations has ever maintained or had an obligation to contribute to, or incurred any other obligation with respect to (i) a plan subject to Title IV of ERISA or Section 412 of the Code or Title I, Subtitle B,
Part 3 of ERISA, (ii) a "multiemployer plan," as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), (iii) a "multiple employer plan," as defined in ERISA or the Code or (iv) a funded welfare benefit plan, as defined in Section 419 of the Code. None of the Target Corporations has any agreement or commitment to create any additional "employee benefit plan", or to modify or change any existing Benefit Plan except with respect to changes required by Law.

                  (b) With respect to each Benefit Plan (other than the Foreign Plans), the Company has heretofore delivered or caused to be delivered or made available to Veeco true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (v) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Benefit Plans for which such a report is required, (w) the most current summary plan description (and any summary of material modifications), (x) the three most recent certified financial statements for each of the Benefit Plans for which such a statement is required or was prepared, (y) for each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, all IRS determination letters issued with respect to such Benefit Plan and (z) all material communications with any Governmental Authority. Since the date of the documents delivered or otherwise made available, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which would reasonably be expected to materially and adversely affect or alter the tax status or materially and adversely affect the cost of maintaining such Benefit Plan. With respect to each Foreign Plan, the Company has heretofore delivered or caused to be delivered to Veeco a true and correct summary of the terms of such plan and the annual cost thereof. Except as required by Law, none of the Benefit Plans will be amended during the period from the date of this Merger Agreement and continuing until the earlier of the termination of this Merger Agreement and the Effective Time. Each of the Benefit Plans (other than the Foreign Plans), can be amended, modified or terminated by the relevant Target Corporation within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

                  (c) The Target Corporations have performed and complied with all of their obligations under and with respect to the Benefit Plans in all material respects and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable Laws. Each Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred which would reasonably be expected to adversely affect such qualified status.

                  (d) There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law. There are no trusts or similar funding vehicles, reserve assets, surpluses or prepaid premiums with respect to any Benefit Plan that is a welfare plan, other than the Company's cafeteria plan.

                  (e) None of the Target Corporations nor any ERISA Affiliate thereof has incurred any liability or taken any action, and neither the Company nor any Company Stockholder has Knowledge of any action or event, that would be reasonably likely to cause any of the Target Corporations or any ERISA Affiliate thereof to incur any liability (i) under Section 412 of the Code or Title IV or ERISA with respect to any "single-employer plan," as defined in Section 4001(a)(15) of ERISA, that is not a Benefit Plan, or (ii) on account of a partial or complete withdrawal, as defined in Sections 4203 and 4205 of ERISA, respectively, with respect to any Multiemployer Plan or on account of unpaid contributions to any Multiemployer Plan.

                  (f) To the extent applicable, all group health plans covering employees of the Target Corporations have been operated in compliance with the continuation coverage requirements of Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA"), the provisions of law enacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and any similar state law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company. None of the Target Corporations has any obligation to provide health benefits or other non-pension benefits to retired or other former employees (or their beneficiaries), except as specifically required by COBRA, HIPAA or any similar state law.

                  (g) None of the Target Corporations nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respec tively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan, nor to the Company's and the Company Stockholders' Knowledge have there been any fiduciary violations under ERISA which would reasonably be expected to subject any of the Target Corporations (or any officer, director or employee thereof) or any Company Stockholder to any penalty or Tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

                  (h) With respect to any Benefit Plan or any Foreign Plan: (i) no filing, application or other matter is pending with the IRS, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending or, to the Company's and the Company Stockholders' Knowledge, Threatened, other than routine claims for benefits,
(iii) there are no outstanding liabilities for Taxes, penalties or fees and (iv) none of the Target Corporations has incurred any liability, taken any action or failed to take any action, with respect to the establishment, maintenance, administration and/or termination of any Benefit Plan (or any similar plan, program or arrangement terminated prior to the date hereof) or any Foreign Plan that would reasonably be expected to cause any of the Target Corporations, Acquisition or Veeco or any of its Subsidiaries (or any officer, director or employee thereof) to incur any material liability (including, without limitation, any fines, penalties or voluntary compliance fees).

                  (i) Except as set forth in SECTION 3.12(i) of the Disclosure Schedule, neither the execution and delivery by the Company or the Company Stockholders of this Merger Agreement nor the consummation of any or all of the transactions contemplated by this Merger Agreement will: (i) entitle any current or former employee of any of the Target Corporations to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

      3.13 INTELLECTUAL PROPERTY. (a) Except as set forth in SECTION 3.13(a) of the Disclosure Schedule, to the Knowledge of the Company, the Company Stockholders and the Target Corporations own or have the right to: (i) make, have made, use, sell and license all products of the Target Corporations that have been or currently are being sold or are under development and has the right to license all letters patent (including, but not limited to, all reissues, extensions, renewals, divisions and continuations thereof and thereto (including continuations-in-part)) and all applications therefor owned by any of the Target Corporations; (ii) Use (as such term is defined below), sell and license all copyrights, mask works, trademarks and service marks and all registrations and applications for registration thereof owned or licensed by the Target Corporations; and (iii) Use, sell and license all trade secrets, know-how, inventory, algorithms, methods, processes, protocols, methodologies, computer software (including, but not limited to, source code in object code and source code form), design, functional, technical and other specifications (for computer software and other properties) and all other tangible and intangible proprietary materials and information required for the conduct of the businesses of the Target Corporations and owned or licensed by the Target Corporations ("INTELLECTUAL PROPERTY"). For the purposes of this
Section 3.13, "USE" (and, as the context requires, "USED") means the right to use, execute, distribute, publish, reproduce, perform, display, transmit, make available, make modifications and prepare derivative works.

                  (b) SECTION 3.13(b) of the Disclosure Schedule sets forth a complete and accurate list (i) in subsection 1, of all letters patent owned by any Target Corporation; (ii) in subsection 2, of all U.S. federal trademark and service mark registrations and all trademark and service mark registrations in jurisdictions other than the United States owned by any Target Corporation;
(iii) in subsection 3, of all material U.S. common law trademarks and service marks for which any Target Corporation claims ownership; (iv) in subsection 4, of all U.S. letters patent owned by any Target Corporation which are, as of the date hereof, subject to a reissue proceeding in the U.S. Patent and Trademark Office (the "PTO"); (v) in subsection 5, of all applications for U.S. letters patent filed by and subject to ongoing prosecution by any Target Corporation;
(vi) in subsection 6, of all applications for letters patent in jurisdictions other than the United States filed by and subject to ongoing prosecution by any Target Corporation; (vii) in subsection 7, of all applications for U.S. federal trademark or service mark registrations filed by and subject to ongoing prosecution by any Target Corporation; (viii) in subsection 8, of all applications for trademark or service mark registrations in jurisdictions other than the United States filed by and subject to ongoing prosecution by any Target Corporation; and (ix) in subsection 9, of all patent interference and similar proceedings in which any Target Corporation is involved, including, but not limited to, interferences and the like asserted against any Target Corporation and interferences and the like which any Target Corporation has provoked.

                  (c) Except as set forth in SECTION 3.13(c) of the Disclosure Schedule, (i) all authorship in the computer software, documentation, software design, technical and functional software specifications created by any Target Corporation and used in products or services created, currently offered for sale or currently contemplated to be offered for sale by any Target Corporation is original and (ii) all computer software and related documentation manuals contained or Used in products of (including documentation and product and user manuals) or services currently offered for sale or currently contemplated to be offered for sale by any Target Corporation are owned by or licensed to such Target Corporation, and any such licenses provide such Target Corporation with the right to sublicense or otherwise authorize use of the licensed subject matter to their customers and authorized third party users in the manner currently being sublicensed or used, except, in the case of (ii), for such failures that do not individually or in the aggregate have a Material Adverse Effect on the Company.

                  (d) Except for third parties which have rights pursuant to the agreements set forth in SECTION 3.13(e) of the Disclosure Schedule and except for rights granted to the customers of any Target Corporation, each Target Corporation has the sole and exclusive right to Use, sell and license each of the material copyrights owned by such Target Corporation and to make, Use, sell and license each item of Intellectual Property listed in subsections 1 and 2 to
SECTION 3.13(b) of the Disclosure Schedule, (the foregoing collectively referred to as "COMPANY-OWNED IP REGISTRATIONS") and (ii) except as set forth in SECTION 3.13(d) of the Disclosure Schedule, the Company and the Company Stockholders have no Knowledge that any of the Company-Owned IP Registrations are invalid, unenforceable or not subsisting. With the exception of copyright rights, all Company- Owned IP Registrations have been and currently remain duly registered with or issued by the appropriate Governmental Authority of the United States or of foreign countries as indicated in SECTION 3.13(b) of the Disclosure Schedule, subsections 1 and 2 thereto, and all required maintenance and annuity fees due to date have been paid in full to and all declarations required pursuant to 15 U.S.C. Sections 1058 and 1065 (and foreign counterparts to the same) to date have been accepted by the proper Governmental Authority.

                  (e) (i) SECTION 3.13(e) of the Disclosure Schedule sets forth a complete and accurate list of the agreements, including, but not limited to, license agreements, and of all parties thereto under which any Target Corporation obtains or is the beneficiary of any license or right to use any Third Party Intellectual Property (singularly or collectively, a "LICENSED-IN AGREEMENT" or the "LICENSED-IN AGREEMENTS") other than generally available computer software, and (ii) SECTION 3.13(e) of the Disclosure Schedule sets forth a complete and accurate list of the material agreements, including, but not limited to, license agreements, to which any Target Corporation is a party and pursuant to which a third party is authorized to Use any of the Intellectual Property rights of any Target Corporation.

                  (f) Except as set forth in SECTION 3.13(f) of the Disclosure Schedule, each of the material copyrights owned by any Target Corporation and each item of Intellectual Property listed in Section 3.13(b) hereto (the "COMPANY-OWNED IP") (i) is free and clear of any Liens other than Permitted Liens; (ii) is not subject to any outstanding judicial order, decree, judgment or stipulation restricting the scope of any Target Corporation's use thereof; and (iii) together with each item of Intellectual Property which such Target Corporation has a right to Use or practice pursuant to one or more Licensed-In Agreements, is not subject to any suits, actions, claims or demands asserted against any Target Corporation in writing by any third party and no action or proceeding has been instituted, is pending or, to the Company's or any Company Stockholder's Knowledge, Threatened which challenges or affects the rights of such Target Corporation in the same except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

                        (g) Except as set forth in SECTION 3.13(g) of the Disclosure Schedule (i) no Target Corporation has received any written claim or any cease and desist or equivalent letter regarding, or any other written notice of any allegation to the effect that any of their products, software, apparatus, methods or services which such Target Corporation makes, Uses, sells, offers or provides infringes upon, misappropriates or otherwise violates any Third Party Intellectual Property; (ii) neither the Company nor any of the Company Stockholders has Knowledge of any unauthorized Use by, unauthorized disclosure to or by or infringement, misappropriation or other violation of any of a Target Corporation's Company-

Owned IP by any third party or any current or former officer, employee, independent contractor or consultant of any Target Corporation (a "COMPANY AGENT" or the "COMPANY AGENTS"); (iii) no Target Corporation has entered into any agreement to indemnify any third party against any claim of infringement, misappropriation or other violation of Intellectual Property rights other than indemnification provisions contained in purchase orders, customer agreements, Licensed-In Agreements or software licenses arising in the ordinary course of business; and (iv) since January 1, 1998, no Target Corporation has been charged in any suit, action or proceeding with, or has charged others with, unfair competition, infringement, misappropriation, wrongful use of or any other violation or improper or illegal activity with respect to or affecting Intellectual Property or with claims contesting the validity, ownership or right to make, Use, sell, license or dispose of Intellectual Property.

                        (h) (i) All computer software created by employees of the Target Corporations within the scope of their employment by any such Target Corporation and used in the products or services currently offered by any Target Corporation and all original copyrightable authorship therein is owned by a Target Corporation; (ii) all rights in all inventions and discoveries made, developed or conceived by Company Agents during the course of their employment (or other retention) by a Target Corporation or made, written, developed or conceived with the use or assistance of a Target Corporation's facilities or resources, and which are material to the business of a Target Corporation as presently conducted, and which are the subject of one or more issued letters patent or applications for letters patent, have been assigned in writing to a Target Corporation; (iii) the policy of the Target Corporations requires each employee of a Target Corporation to sign documents confirming that he or she assign to a Target Corporation all Intellectual Property rights made, written, developed or conceived by him or her during the course of his or her employment by a Target Corporation and relating to the business of a Target Corporation or made, written, developed or conceived with the use or assistance of a Target Corporation's facilities or resources to the extent that ownership of any such Intellectual Property rights does not vest in a Target Corporation by operation of law except where the failure to obtain such signed documents would not reasonably be expected to materially limit the Company's rights in and to such Intellectual Property; and (iv) all Intellectual Property rights made, written, developed or conceived by each Company Agent during the course of his or her retention by a Target Corporation and material to the business of a Target Corporation as presently conducted have been assigned or licensed to such Target Corporation except where the failure to obtain such assignments or licenses would not reasonably be expected to materially limit the Company's rights in and to such Intellectual Property.

                        (i) The Target Corporations have taken all reasonable and practicable steps to protect and preserve the confidentiality of all Intellectual Property (including, without limitation, trade secrets and source codes, but excluding letters patent, inventory, copyrights, trademarks and service marks and registrations and applications for registration thereof) ("CONFIDENTIAL IP INFORMATION"). Except as set forth in SECTION 3.13(i) of the Disclosure Schedule, to the Knowledge of the Company and the Company Stockholders all Use by the Target Corporations of Confidential IP Information not owned by the Target Corporations has been and is pursuant to the terms of a written agreement between a Target Corporation and the owner of such Confidential IP Information, or is otherwise lawful.

      3.14 ENVIRONMENTAL MATTERS. Except as set forth in SECTION 3.14 of the Disclosure Schedule:

                  (a) The Target Corporations have obtained all material permits and approvals required under applicable Environmental Laws for the ownership and operation of their business, all such permits and approvals are in effect, the Target Corporations have not received written notice of any action to revoke or modify any of such permits or approvals, and the ownership and operation of the Target Corporations' businesses is and has been in compliance in all material respects with all terms and conditions thereof. No Target Corporation has received written notice of any pending or Threatened claim or investigation by any Governmental Authority or any other Person concerning potential liability of any of the Target Corporations under Environmental Laws in connection with the ownership or operation of its business. There has not been a Release to the Environment of any Hazardous Substance at, upon, in, from or under any Facilities or properties upon which its assets are or were located at any time during a Target Corporation's ownership and/or occupancy thereof, or at any location to which a Target Corporation has transported or arranged for the transportation of Hazardous Substances from a Facility. No Facility is currently, and, to the Company's and the Company Stockholders' Knowledge, no such Facility has been, used as a treatment, storage or disposal facility for Hazardous Waste, as such term is defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq. and no Hazardous Substances are present on any such Facility other than in compliance in all material respects with all applicable Environmental Laws and as are used in the operation of the Target Corporations' businesses.

                  (b) The Company has provided or made available to Veeco all correspondence, test results, records, notices, disclosures and reports in any Target Corporation's possession or control with respect to the Target Corporations or any Facility, including all material correspondence with any Governmental Authority, concerning any and all past and/or present health, safety and/or environmental issues or concerns.

                  (c) To the Knowledge of the Company, the Company Stockholders, and Richard Bresnahan, Dwayne Schermann and Craig Antezak, there has not been
(i) any violation of any Environmental Laws existing as of the Closing Date in respect of any of the Facilities, (ii) any emission, migration, Release, indirect or direct discharge from any of the Facilities to any adjacent property occurring prior to the Closing Date regardless of where such activities occurred or had their effect or from offsite locations to which Hazardous Substances were transported from any of the Facilities, (iii) any disposal, dumping, burial of, or the hauling, transportation, treatment or removal of any Hazardous Substances from any of the Facilities prior to the Closing Date, (iv) any claim or demand by any Governmental Authority for any response actions at any of the Facilities or such offsite locations, including, without limitation, remediation of any such premises, required by applicable Environmental Laws relating to Hazardous Substances present at any of the Facilities or such offsite locations prior to the Closing Date in soil, surface waters, sediment, wetlands or ground waters or for injury or damage or claim of injury or damage to natural resources caused by such Hazardous Substances and (v) any injury or damage or claim of injury or damage to any Person or property, including, but not limited to, claims for medical surveillance, emotional distress, increased risk of illness or disease or diminution in the value of property related to such Hazardous Substances present at any such premises prior to the Closing Date.

      3.15 LABOR RELATIONS. The Target Corporations are conducting their businesses in compliance with all applicable Laws relating to employment or labor, including, without limitation, those Laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of Taxes except where the failure to so comply has had no Material Adverse Effect on the Company. Except as set forth in SECTION 3.15 of the Disclosure Schedule, no union or other collective bargaining unit has been certified as representing any of the employees of any Target Corporation, nor has any Target Corporation agreed to recognize any union or other collective bargaining unit. There are no material labor disputes pending or, to the Company's or any Company Stockholder's Knowledge, Threatened involving strikes, work stoppages, slowdowns or lockouts. There are no currently pending grievance proceedings or claims of unfair labor practices filed or, to the Company's or any Company Stockholder's Knowledge, Threatened to be filed with the National Labor Relations Board against any Target Corporation. There is no union representation or organizing effort pending or, to the Company's or any Company Stockholder's Knowledge, Threatened against any Target Corporation.

      3.16 BROKERS AND FINDERS. No broker, finder, agent or similar intermediary has acted on the Company's or any Company Stockholder's behalf in connection with this Merger Agreement or any of the transactions contemplated by this Merger Agreement, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with the Company or any Company Stockholder or any action taken by the Company or any Company Stockholder.

      3.17 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants and equipment of the Target Corporations are, in all material respects, in good condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are currently being put. The building, plants and equipment of the Target Corporations are sufficient for the continued conduct of the Target Corporations' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Target Corporations that are reflected on the Balance Sheet or on the accounting records of the Target Corporations as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current net of the respective reserves shown on the Balance Sheets (which reserves are adequate and calculated consistent with past practice and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business consistent with past practice, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. No written notice has been received by any Target Corporation from any account debtor that any Accounts Receivable are subject to any contest, claim or right of set-off, other than returns in the ordinary course of business consistent with past practices.

      3.19 INVENTORY. All inventory of the Target Corporations, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete items and items of below-standard quality. All inventory of the Target Corporations shown on the Balance Sheet was fairly stated and valued in accordance with GAAP as of the date of the Balance Sheet. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are reasonable in the present circumstances of the Target Corporations.

      3.20 CERTAIN PAYMENTS. To the Company's and the Company Stockholders' Knowledge, no Target Corporation or director, officer, agent, or employee of any Target Corporation, or any other Person associated with or acting for or on behalf of any Target Corporation, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any applicable Law.

      3.21 PRODUCT LIABILITY. No Target Corporation has incurred since January 1, 1998 (and, to the Company's and the Company Stockholders' Knowledge, there has been no occurrence since such date that would reasonably be expected to give rise to) any liability arising out of any physical injury to individuals or property as a result of the ownership, possession, or use of any products manufactured, sold, leased, or delivered by any Target Corporation.

      3.22 PRODUCT WARRANTY. Except as set forth in SECTION 3.22 of the Disclosure Schedule, each product manufactured, sold, leased, or delivered by any Target Corporation conforms in all material respects with all applicable contractual commitments and all express and implied warranties, and such Target Corporation has no material liability (and, to the Company's and the Company Stockholders' Knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any Target Corporation giving rise to any liability) for replacement or repair thereof or other damages in connection therewith.

      3.23 BOOKS AND RECORDS. The books and records of the Target Corporations, all of which have been made available to Veeco, set forth all material transactions affecting the Target Corporations, and such books and records are complete and correct in all material respects and have been properly kept and maintained.

      3.24 REAL PROPERTY. (a) SECTION 3.24(a) of the Disclosure Schedule describes all real property owned by the Company (the "OWNED REAL PROPERTY"). True and complete copies of all owners policies of title insurance obtained for the benefit of the Company have been delivered or made available to Veeco. Except as set forth in SECTION 3.24(a) of the Disclosure Schedule, the Company has good and marketable title to all of the Owned Real Property together with all buildings, improvements, fixtures (including, without limitation, all heating, plumbing, air conditioning, ventilation and electrical equipment), rights of way, easements and appurtenances thereto, free and clear of all Liens other than (i) municipal and zoning ordinances; (ii) recorded easements for public utilities serving the Real Property; and (iii) Permitted Liens, none of which materially interfere with the use or occupancy of any of the Real Property; and (iv) the liens disclosed in SECTION 3.24(a) of the Disclosure Schedule. Except as set forth in SECTION 3.24(a) of the Disclosure Schedule, all Owned Real Property is legally occupied by the Company and not by any tenants or other occupants. Except as set forth in SECTION 3.24(a) of the Disclosure Schedule, no Owned Real Property shall be subject to any lease or sublease at or immediately after the Closing.

                  (b) SECTION 3.24(b) of the Disclosure Schedule contains a list of all leases (collectively, the "LEASES") pursuant to which any Target Corporation leases any real property (the "LEASED REAL PROPERTY"). True and correct copies of the Leases have been delivered or made available to Veeco. All of the Leases are valid, binding and enforceable in accordance with their terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally), and are in full force and effect; no Target Corporation has received notice, and neither the Company nor any Company Stockholder has any Knowledge, of any default by any Target Corporation (beyond any applicable grace or cure period) under any of the Leases, and to the Company's and the Company Stockholders' Knowledge, no other party to any of the Leases is in breach or default thereunder; and all lessors under the Leases have, or by the Closing Date will have, consented to the consummation of the transactions contemplated hereby, to the extent that the applicable Lease requires such consent, without requiring modification in the rights or obligations of the tenant under such Leases. No sublease by any Target Corporation of any Leased Real Property is currently in effect. The Target Corporations' leasehold interests are subject to no Lien or other encumbrance created by a Target Corporation other than Permitted Liens.

      3.25 TANGIBLE PROPERTY. (a) SECTION 3.25(a) of the Disclosure Schedule contains the Target Corporations' depreciation ledger of all material machinery, equipment, fixtures, motor vehicles and other tangible personal property owned by any of the Target Corporations (collectively, the "OWNED TANGIBLE PROPERTY"). Except as set forth in SECTION 3.25(a) of the Disclosure Schedule, the Target Corporations have good title to all Owned Tangible Property free and clear of all Liens (other than Permitted Liens).

                  (b) SECTION 3.25(b) of the Disclosure Schedule contains a list as of the date indicated in such schedule of (i) all material machinery, equipment, fixtures and other tangible personal property owned by another Person subject to any capital lease or rental agreement that constitutes a Material Contract to which any Target Corporation is a party (collectively, the "LEASED TANGIBLE PROPERTY") and (ii) a list of the leases of the Leased Tangible Property (the "TANGIBLE PROPERTY LEASES"). Each of the Tangible Property Leases is in full force and effect and constitutes a valid and binding obligation of the applicable Target Corporation and the other party thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally). No Target Corporation has received notice, and neither the Company nor any Company Stockholder has Knowledge, of any default by any Target Corporation (beyond any applicable grace or cure period) under any of the Tangible Property Leases, and, to the Company's and the Company Stockholders' Knowledge, no other party to any of the Tangible Property Leases is in breach or default thereunder.

                  (c) Except as set forth in SECTION 3.25(c) of the Disclosure Schedule, all Owned Tangible Property and all Leased Tangible Property (collectively, the "TANGIBLE PROPERTY") is in good and usable working condition, normal wear and tear excepted, and is suitable for the purposes for which it is used or is being replaced according to the Target Corporations' replacement policy.

      3.26 OFFICERS AND EMPLOYEES. The Company has previously delivered or made available to Veeco a true and complete list of the names and current salaries of all the employees of each Target Corporation. Except as disclosed in SECTION
3.26 of the Disclosure Schedule, there is no employment agreement, employee benefit or incentive compensation plan or program, severance policy or program or any other plan or program to which any Target Corporation is a party (i) that is or would be reasonably likely to be, pursuant to its terms, triggered or accelerated by reason of or in connection with the execution of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement or (ii) which contains "change in control" provisions pursuant to which the payment, vesting or funding of compensation or benefits is triggered or accelerated by reason of or in connection with the execution of or consummation of the transactions contemplated by this Merger Agreement. Except as set forth in SECTION 3.26 of the Disclosure Schedule, no employee whose annual salary is in excess of $50,000 (exclusive of bonuses) has given notice to the Company to cancel or otherwise terminate such person's relationship with the Company.

      3.27 INSURANCE. SECTION 3.27 of the Disclosure Schedule contains a complete list of all of the Target Corporations' policies of insurance in effect as of the date hereof. All of such policies are in full force and effect, and there is no default (beyond any applicable grace or cure period) with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any liability policy in a timely fashion or in the manner or detail required by such liability policy, except for such defaults or failures that have had no Material Adverse Effect on the Company. The Company has delivered or made available copies of all such policies to Veeco. Except as set forth in SECTION 3.27 of the Disclosure Schedule, there are no outstanding unpaid premiums or claims, and no retroactive or retrospective premium adjustments with respect to such policies, and no notice of cancellation or nonrenewal has been received by any Target Corporation with respect to, or disallowance of any claim under, any such policy.

      3.28 BANKING RELATIONSHIPS. SECTION 3.28 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Target Corporation has a banking relationship. At the Closing, the Company shall provide to Veeco copies of all banking records in the Target Corporations' possession, including, without limitation, bank statements for the 12 months prior to the date hereof, keys to safe deposit boxes and all signature or authorization cards pertaining to such safe deposit boxes and bank accounts.

      3.29 TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES. Except as set forth in
SECTION 3.29 of the Disclosure Schedule and except for salary, benefits, other compensation and expense reimbursements payable in the ordinary course and consistent with past practices, there are no amounts in excess of $5,000 owing from any Target Corporation to any present or former shareholder or Affiliate of any Target Corporation, nor are there any amounts in excess of $5,000 owing from any such Person to any Target Corporation, nor are there currently pending any transactions between any Target

Corporation and any such Person, nor since December 31, 2000, have there been any transactions between any Target Corporation and any such Person.

      3.30 SOLVENCY. No Target Corporation is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(a) of the Code and the fair market value of the assets of the Company will, as of the Effective Time, exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

      (B) Each of the Company Stockholders, severally but not jointly, represents and warrants to Veeco and Acquisition as follows:

      (1) STOCK OWNERSHIP. Each of the Company Stockholders, as applicable, is the record and beneficial owner of the shares of Company Common Stock set forth opposite such Company Stockholder's name in SECTION 3.02(a) of the Disclosure Schedule as of the date hereof, and will be the record and beneficial owner of such shares immediately prior to the Closing, free and clear of all Liens. No legend or other reference to any purported Lien appears upon any certificate representing shares of the Company Common Stock identified on SECTION 3.02(a) of the Disclosure Schedule as being owned by such Company Stockholder.

      (2) AUTHORIZATION. Each of the Company Stockholders, as applicable, has the right, capacity and all requisite authority to execute, deliver and perform this Merger Agreement and to consummate the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by such Company Stockholder. This Merger Agreement constitutes a legal, valid and binding agreement of such Company Stockholder, enforceable in accordance with its terms.

IV. REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION.

      Veeco and Acquisition, jointly and severally, hereby represent and warrant to the Company and the Company Stockholders as follows:

      4.01 ORGANIZATION OF VEECO AND ACQUISITION. (a) Each of Veeco and Acquisition is a corporation duly organized, validly existing and in good standing (in jurisdictions recognizing such concept) under the laws of its jurisdiction of incorporation, and is qualified or licensed to do business as a foreign corporation, and is in good standing (in such jurisdictions recognizing such concept) under the laws of all jurisdictions where the nature of its business requires such qualification, other than such failures to be so qualified as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect upon Veeco or Acquisition. Each of Veeco and Acquisition has all necessary corporate or other power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound except where the failure of (i), (ii) or (iii) wound not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Veeco or Acquisition.

                  (b) Each of Veeco and Acquisition has full corporate power and authority to execute, deliver and perform this Merger Agreement and, in the case of Acquisition, the Articles of Merger, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Articles of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Veeco and Acquisition. Prior to the Closing, the execution, delivery and performance of this Merger Agreement, the Articles of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby will be duly and validly authorized by the stockholder of Acquisition, and no other corporate proceedings on the part of Veeco or Acquisition are necessary to authorize this Merger Agreement, the Articles of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the Closing, no stockholder of Veeco or Acquisition will have any rights to dissent under applicable law. This Merger Agreement has been duly and validly executed and delivered by Veeco and Acquisition, and the Articles of Merger, when executed at the Closing, will be duly and validly executed and delivered by Acquisition. This Merger Agreement constitutes a legal, valid and binding agreement of both Veeco and Acquisition, enforceable in accordance with its terms, and the Articles of Merger, when executed at the Closing, will be a legal, valid and binding agreement of Acquisition, enforceable in accordance with its terms.

      4.02 CAPITALIZATION. (a) The authorized capital stock of Veeco consists of 40,000,000 Veeco Shares, of which 24,809,617 shares were issued and outstanding as of July 31, 2001, and 500,000 shares of preferred stock, none of which are outstanding. All of the outstanding Veeco Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. No Veeco Shares have been issued since July 31, 2001 other than pursuant to Veeco Options.

                  (b) As of July 31, 2001, 4,282,963 Veeco Shares were issuable upon the exercise of options granted under Veeco's stock option plans ("VEECO OPTION PLANS") (including those assumed by Veeco in connection with prior acquisitions) (collectively, the "VEECO OPTIONS") and 240,230 Veeco Shares were reserved under the Veeco Option Plans although not subject to options granted under those plans. Except for the outstanding Veeco Shares described in (a), the Veeco Options, Veeco Shares issuable under Veeco's Employee Stock Purchase Plan and Veeco Shares issuable under Veeco's Shareholder Rights Plan there are no outstanding Equity Securities, or other obligations to issue or grant any rights to acquire any Equity Securities, of Veeco, or any Contracts to restructure or recapitalize Veeco. There are no outstanding Contracts of Veeco to repurchase, redeem or otherwise acquire any Equity Securities of Veeco. All outstanding Equity Securities of Veeco have been duly authorized and validly issued in conformity with applicable laws.


      4.03 NON-CONTRAVENTION. Except as set forth on SCHEDULE 4.03, the execution, delivery and performance by Veeco and Acquisition of this Merger Agreement and the consummation of the transactions contemplated hereby will not
(a) violate any provision of the certificate or articles of incorporation or by-laws of Veeco or Acquisition, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in, or provide the basis for, the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of Veeco or Acquisition under, any material Contract to which Veeco or Acquisition is a party or by which any of their respective property or assets are bound, or to which any of the property or assets of Veeco or Acquisition is subject, except for Contracts wherein the other party thereto has consented to the consummation of this transaction as set forth on SCHEDULE 4.03 hereto, (c) subject to compliance with the HSR Act, violate any Law applicable to Veeco or Acquisition or (d) violate or result in the revocation or suspension of any material license, permit, certificate, consent or approval from a Governmental Authority that is necessary for the business and operations of Veeco or Acquisition.

      4.04 REPORTS. Veeco has furnished or otherwise made available to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filings filed with the SEC by Veeco since January 1, 2000, and, prior to the Effective Time, Veeco will have furnished the Company with true and complete copies of any additional statements, reports and documents filed with the SEC by Veeco after the date hereof and prior to the Effective Time (collectively, the "VEECO SEC DOCUMENTS"). All documents required to be filed as exhibits to the Veeco SEC Documents have been so filed. All Veeco SEC Documents were filed as and when required by the Exchange Act or the Securities Act, as applicable. The Veeco SEC Documents include all statements, reports and documents required to be filed by Veeco pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, the Veeco SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Veeco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Veeco SEC Document. None of Veeco's Subsidiaries is required to file any statements, reports or documents with the SEC. The financial statements of Veeco and its Subsidiaries, including the notes thereto, included in the Veeco SEC Documents (the "VEECO FINANCIAL STATEMENTS"), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Veeco Financial Statements fairly present the consolidated financial condition, operating results, changes in stockholders' equity and cash flows of Veeco and its Subsidiaries at the dates and during the periods indicated therein in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and additional footnote disclosures). There has been no material change in Veeco's accounting policies except as described in the notes to the Veeco Financial Statements.

      4.05 ABSENCE OF CERTAIN CHANGES. Except as listed on SCHEDULE 4.05, since December 31, 2000 (the "VEECO BALANCE SHEET DATE"), Veeco and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Veeco; (ii) any acquisition, sale or transfer of any material asset of Veeco or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Veeco or any revaluation by Veeco of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Veeco, or any direct or indirect redemption, purchase or other acquisition by Veeco of any of its shares of capital stock; (v) any material Contract entered into by Veeco or any of its Subsidiaries, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material Contract to which Veeco or any of its Subsidiaries is a party or by which it or any of them is bound; or (vi) any agreement by Veeco or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Merger Agreement).

      4.06 NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.06, neither Veeco nor any of its Subsidiaries has any obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which are material to Veeco and its Subsidiaries, taken as a whole, other than those (i) set forth or adequately provided for in the Balance Sheet of Veeco and its Subsidiaries included in Veeco's Annual Report on Form 10-K for the period ended December 31, 2000 (the "VEECO BALANCE SHEET"), (ii) not required to be set forth on the Veeco Balance Sheet under GAAP consistently applied with Veeco's past practices, or
(iii) incurred in the ordinary course of business since the Veeco Balance Sheet Date and consistent with past practice.

      4.07 LITIGATION. Except as disclosed in Veeco's Quarterly Report on Form 10-Q for the period ended June 30, 2001 and as set forth on SCHEDULE 4.07, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Veeco or any of its Subsidiaries, Threatened against Veeco or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Veeco, and (ii) there is no judgment, decree or order against Veeco or any of its Subsidiaries or, to the Knowledge of Veeco or any of its Subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Merger Agreement, or that could reasonably be expected to have a Material Adverse Effect on Veeco.

      4.08 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material Contract, agreement, judgment, injunction, order or decree binding upon Veeco or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Veeco or any of its Subsidiaries, any acquisition of property by Veeco or any of its Subsidiaries or the conduct of business by Veeco or any of its Subsidiaries as currently conducted or as proposed to be conducted by Veeco or any of its Subsidiaries.

      4.09 GOVERNMENTAL AUTHORIZATION. Veeco and each of its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, certificate, approval, grant, or other authorization of a Governmental Authority that is required for the operation of Veeco's or any of its Subsidiaries' business or the holding of any interest in its properties (collectively, the "VEECO AUTHORIZATIONS"), and all of such Veeco Authorizations are in full force and effect, except where the failure to obtain or have any of such Veeco Authorizations could not reasonably be expected to have a Material Adverse Effect on Veeco.

      4.10 COMPLIANCE WITH LAWS. Each of Veeco and its Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, Law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Veeco.

      4.11 BROKERS AND FINDERS. Except for those Persons ("VEECO'S BROKERS") previously disclosed to the Company or its agents or representatives, no broker, finder, agent or similar intermediary has acted on Veeco's or Acquisition's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with Veeco or Acquisition or any action taken by Veeco or Acquisition. Veeco shall pay all fees and disbursements of Veeco's Brokers.

      4.12 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and war ranties of Veeco and Acquisition set forth in this Merger Agreement and in any agreement, certificate or other document required to be delivered or given to the Company by Veeco or Acquisition pursuant to this Merger Agreement will be true and correct at the Closing Date with the same force and effect as if made on that date.

V. COVENANTS.

      5.01 ACCESS. Between the date hereof and the Closing Date, the Company shall, and shall cause its Subsidiaries to, provide Veeco, Acquisition and each of their authorized employees, agents, officers and representatives with reasonable access to the properties, books, records, Tax Returns, contracts, information, documents and personnel of the Target Corporations as they relate to the Target Corporations' businesses as Veeco or Acquisition may reasonably request for the purpose of making such investigation of the business, properties, financial condition and results of operations of the Target Corporations' businesses as it may deem appropriate or necessary. Between the date hereof and the Closing Date, Veeco shall, and shall cause its Subsidiaries to, provide the Company and each of its authorized employees, agents, officers and representatives with reasonable access to the properties, books, records, Tax Returns, contracts, information, documents and personnel of Veeco and its Subsidiaries as they relate to Veeco's and its Subsidiaries' businesses as the Company may reasonably request for the purpose of making such investigation of the business, properties, financial condition and results of operations of Veeco's and its Subsidiaries' businesses as they may deem appropriate or necessary.

      5.02 CONDUCT OF THE BUSINESSES OF THE TARGET CORPORATIONS PENDING THE CLOSING DATE. Except as otherwise expressly permitted by this Merger Agreement, between the date hereof and the Closing Date, the Company shall not, without the prior consent of Veeco, take, or cause or permit any other Target Corporation to take, any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section
3.11 is reasonably likely to occur.

      5.03 CONDUCT OF BUSINESS OF THE COMPANY AND VEECO. During the period from the date of this Merger Agreement and continuing until the earlier of the termination of this Merger Agreement and the Effective Time, each of the Company and Veeco agrees (except to the extent expressly contemplated by this Merger Agreement or as consented to in writing by the other), to carry on its and its Subsidiaries' businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due (subject to good faith disputes over such obligations), and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its reasonable efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and agents and use its reasonable efforts consistent with past practice to preserve its and its Subsidiaries' relationships and good will with customers, suppliers, distributors, licensors, licensees, landlords, creditors, employees, agents and others having business dealings with it or its Subsidiaries, provided that immediately prior to the Closing the Company may make special bonus payments to its employees in an aggregate amount not to exceed $200,000. Each of the Company and Veeco shall, and shall cause each of its Subsidiaries to, confer with the other concerning operational matters of a material nature. Without limiting the foregoing, except as expressly contemplated by this Merger Agreement, neither the Company nor Veeco shall do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                  (a) CHARTER DOCUMENTS. Cause or permit any amendments to its certificate or articles of incorporation or bylaws;


                  (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; issue any shares of its capital stock other than, in the case of the Company, pursuant to the exercise of Company Options and Company Warrants outstanding as of the date hereof and, in the case of Veeco, pursuant to the exercise of Veeco Options outstanding as of the date hereof; split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries (except that, consistent with past practice and immediately prior to Closing, the Company shall be entitled to make a cash distribution to the Stockholders in an amount estimated to cover tax obligations relating to their status as shareholders of an S corporation); or

                  (c) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.03(a) or (b) above, or any action which would make any of its representations or warranties contained in this Merger Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

      5.04 CONSENTS. The Company, Veeco and Acquisition shall cooperate and use their respective commercially reasonable efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to the Material Contracts as are necessary for consummation of the transactions contemplated by this Merger Agreement and for the Surviving Corporation to enjoy all rights under such Material Contracts after the consummation of the transactions contemplated by this Merger Agreement.

      5.05 ENVIRONMENTAL TRANSFER LAWS. Between the date hereof and the Closing Date, the Company shall, and shall cause the other Target Corporations to, comply in a timely fashion and in all material respects with the requirements of all Environmental Laws applicable to the transfer of the Target Corporations and their businesses and of any permits, approvals and licenses associated with the operation of such businesses except where the failure to so comply would not reasonably be expected to result in a material liability of any Target Corporation, Veeco or Acquisition. The Company shall, and shall cause the other Target Corporations to, complete all necessary disclosure statements required by Environmental Laws applicable to the transfer of the Target Corporations' businesses and provide the statements to Veeco prior to Closing, all in proper form for appropriate recordation and filing except where the failure to prepare and file such statements would not reasonably be expected to result in a material liability of any Target Corporation, Veeco or Acquisition.

      5.06 TAX MATTERS. Between the date hereof and the Closing Date, the Company shall file or cause to be filed on a timely basis all Tax Returns that are required to be filed by it and the other Target Corporations pursuant to the Laws of each Governmental Authority with taxing power over it, any of the other Target Corporations or their assets and businesses. Each of such Tax Returns will be true, correct and complete in all material respects when filed. The Company shall not make, nor shall cause any other Target Corporation to make, any election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment or take (or omit to take) any other action reflecting any position that is reasonably likely to result in a Material Adverse Effect with respect to Taxes on Veeco, Acquisition or any of the Target Corporations for any period beginning on or after the Effective Time. All transfer, documentary, gross receipts, sales, use and property gains Taxes, and liabilities similar in nature, imposed or payable on the sale or transfer of the Target Corporations' businesses pursuant to this Merger Agreement or the consummation of any of the transactions contemplated hereby shall be paid by the Company. The Company shall timely file, and shall cause the other Target Corporations to file, all required transfer Tax Returns and/or notices of the transfer of the Target Corporations' businesses with the appropriate Governmental Authority. Veeco shall cooperate with the Company, which cooperation shall include, without limitation, providing information and executing and delivering documents, in connection with the Company's obligations under this Section.

      5.07 NOTICE OF BREACH; DISCLOSURE. Each party shall promptly notify the other of (i) any event, condition or circumstance of which such party becomes aware after the date hereof and prior to the Closing Date that would constitute a violation or breach of this Merger Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, is reasonably likely to constitute the non-satisfaction of any of the conditions set forth in Article VI or VII, as the case may be or (ii) any event, occurrence, transaction, or other item of which such party becomes aware which would have been required to have been disclosed on any schedule or statement delivered hereunder had such event, occurrence, transaction or item existed as of the date hereof. The disclosure of any matter as provided in this Section shall not affect the right of any party to terminate this Merger Agreement under Section 9.01(c) or (d) on the basis thereof, but, absent fraud, neither party shall have any right of recovery against the other on account of the matters so disclosed and, for purposes of Article VIII, the matters so disclosed shall be deemed to be set forth on the Schedules to this Merger Agreement and to be exceptions to the representations, warranties and covenants of the parties hereunder.

      5.08 PAYMENT OF INDEBTEDNESS BY AND TO AFFILIATES. Except as set forth in
SCHEDULE 5.08, the Company shall cause all indebtedness owed to the Company by any Affiliate of the Company to be paid in full prior to Closing. At the Closing, Veeco shall pay and cause to be fully discharged all indebtedness owed by the Company to any Affiliate of the Company which is listed on SCHEDULE 5.08.

      5.09 NO NEGOTIATION. Until such time, if any, as this Merger Agreement is terminated pursuant to Section 9.01, the Company shall not, nor shall it permit the other Target Corporations to, solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, consider or agree to any proposal of any other potential buyer or buyers of all or any substantial portion of the Target Corporations' businesses or any equity interest in any of the Target Corporations. The Company shall inform Veeco within two business days of receiving any inquiry from any third party relating to the subject matter set forth above.

      5.10 FIRPTA. The Company shall, on or prior to the Closing Date, provide Veeco with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT F attached hereto, which states that shares of capital stock of the Company do not constitute "United States real property interest" under
Section 897(c) of the Code, for purposes of satisfying Veeco's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Veeco, as agent for the Company, a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897- 2(h)(2) and substantially in the form of EXHIBIT F annexed hereto along with written authorization for Veeco to deliver such form of notice to the IRS on behalf of the Company upon the Closing of the Merger.

      5.11 BLUE SKY LAWS. Veeco shall take, at its cost, such steps as may be necessary to comply with the securities and blue sky Laws of all jurisdictions which are applicable to the issuance of Veeco Shares in connection with the Merger. The Company shall use its reasonable efforts to assist Veeco as may be necessary to comply with the securities and blue sky Laws of all jurisdictions which are applicable in connection with the issuance of Veeco Shares in connection with the Merger.

      5.12 LISTING OF ADDITIONAL SHARES. Prior to the Effective Time, Veeco shall file with NASDAQ a Notification Form for Listing of Additional Shares with respect to the Veeco Shares issuable as Merger Consideration and pursuant to
Section 5.15.

      5.13 ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided in this Merger Agreement, each of Veeco, Acquisition and the Company shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Merger Agreement (including the satisfaction of the conditions contained in Articles VI and VII hereof as required thereby).

      5.14 HSR ACT COMPLIANCE. The parties have filed Pre-Merger Notification and Report Forms in accordance with the HSR Act with respect to the transactions contemplated by this Merger Agreement. The parties shall (i) promptly file any other required filings under the HSR Act, and (ii) respond in good faith, in cooperation with each other, to all requests for information, documentary or otherwise, by any Governmental Body pursuant to the HSR Act.

      5.15 STOCK OPTIONS. (a) At the Effective Time, all rights with respect to shares of Company Common Stock that were issuable upon the exercise of options granted under the stock option plans and other options set forth on SECTION 3.02(b) of the Disclosure Schedule (collectively, the "COMPANY OPTIONS") and warrants set forth on SECTION 3.02(b) of the Disclosure Schedule (collectively, the "COMPANY WARRANTS") then outstanding, shall be converted into and become rights with respect to Veeco Shares, and Veeco shall assume each such Company Option and Company Warrant in accordance with the terms (as in effect as of the date of this Merger Agreement) of the stock option plan, warrant instrument or other arrangement under which it was issued and the terms of the stock option agreement or other document by which it is evidenced. From and after the Effective Time, (i) each Company Option and Company Warrant assumed by Veeco may be exercised by the holder thereof solely for Veeco Shares, (ii) the number of Veeco Shares subject to each such Company Option or Company Warrant shall be equal to the product of (a) the number of shares of Company Common Stock subject to such Company Option or Company Warrant immediately prior to the Effective Time multiplied by (b) 0.184, rounding to the nearest whole share, (iii) the per share exercise price under each such Company Option or Company Warrant shall be adjusted by dividing (x) the per share exercise price under such Company Option or Company Warrant by (y) 0.184 and rounding to the nearest cent and (iv) any restriction on the exercise or transfer of any such Company Option or Company Warrant shall continue in full force and effect in accordance with its terms and the term, exercisability, vesting schedule and other provisions of or relating to such Company Option or Company Warrant shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option and Company Warrant assumed by Veeco in accordance with this Section 5.15(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Veeco shall file with the SEC, no later than the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the Veeco Shares issuable with respect to the Company Options assumed by Veeco in accordance with this Section 5.15(a).

                  (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans and instruments pursuant to which Company Options and Company Warrants are outstanding and otherwise) to effectuate the provisions of this Section 5.15 and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto other than those specifically provided in this
Section 5.15.

      5.16 COMPETITION AND SOLICITATION. (a) In consideration of Veeco's obligations hereunder, for the period set forth in Section 5.16(c) below, each of the Company Stockholders agrees that he:

                  (i) shall not, in any capacity (a) own, operate, manage or control, or (b) serve as a partner, agent, consultant, advisor or developer or in any similar capacity to or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any Person or enterprise which designs, manufactures, markets, services and/or sells (1) molecular beam epitaxy equipment, (2) metal organic chemical vapor deposition equipment, (3) organic light emitting display equipment or (4) parts or components for any of the foregoing;

                  (ii) shall not call upon, solicit, divert, take away or
            attempt to solicit any of the customers of Veeco or any of its Subsidiaries with respect to either the sale of products or the provision of services related to the design, manufacturing, marketing, service and/or sale of (1) molecular beam epitaxy equipment, (2) metal organic chemical vapor deposition equipment,
            (3) organic light emitting display equipment or (4) parts or components for any of the foregoing;

                  (iii) shall not, directly or indirectly, solicit or attempt to solicit any employee of Veeco or any of its Subsidiaries involved in the design, manufacturing, marketing, service and/or sale of (1) molecular beam epitaxy equipment, (2) metal organic chemical vapor deposition equipment, (3) organic light emitting display equipment or (4) parts or components for any of the foregoing with a view to inducing or encouraging such employee to leave the employ of Veeco or any of its Subsidiaries for the purpose of being hired by such Company Stockholder, an employer affiliated with such Company Stockholder or any competitor of Veeco or any of its Subsidiaries; provided, however, that general purpose advertisements shall not be considered a solicitation in violation of this Section 5.16(a)(iii).

                  (b) Notwithstanding anything in this Merger Agreement to the contrary, a Company Stockholder shall be entitled to directly or indirectly invest in up to 5% of the Equity Securities of any publicly traded company and up to 3% of the Equity Securities of any privately- held company, regardless of its business, provided that such Company Stockholder does not take an active role in the administration of the business and does not appoint a representative on the board of directors of such company.

                  (c) For purposes of this Section 5.16, the duration of the covenant of each Company Stockholder under Sections 5.16(a)(i) and (ii) shall begin on the Closing Date and shall terminate on the third anniversary of the Closing Date. The duration of the covenant of each Company Stockholder under Section 5.16(a)(iii) shall begin on the Closing Date and shall terminate on the second anniversary of the Closing Date.

      5.17 EMPLOYMENT MATTERS. (a) From and after the Effective Time, Veeco shall cause the Surviving Corporation to continue to employ all employees of the Target Corporations on the Closing Date ("COMPANY EMPLOYEES") at no less than their base salary on the date hereof; provided, that in the absence of an employment agreement, this provision shall not alter the at-will status of any such Company Employee.

                  (b) For a period of not less than one year following the Effective Time, Veeco shall provide, or shall cause to be provided, to the Company Employees compensation and benefit plans, programs and policies and fringe benefits, that, in the aggregate, are at least as favorable to the Company Employees as that provided to them by the Target Corporations as of the date hereof as described in SECTION 3.12(a) of the Disclosure Schedule; provided, however, Veeco shall not be required to grant Company Options.

                  (c) For all purposes under the employee benefit plans of Veeco and its Subsidiaries providing benefits to any Company Employee after the Effective Time, each Company Employee shall be credited with his or her years of service with the Target Corporations before the Effective Time for eligibility and vesting purposes, to the same extent as such Company Employee was entitled before the Effective Time to credit for such service under any similar plans of the Target Corporations except to the extent other similarly situated employees of Veeco and its Subsidiaries are not credited with past services under such plans. In addition, and without limiting the generality of the foregoing, if any plan of the Target Corporations providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee is replaced by a new plan (or by a plan otherwise sponsored by Veeco or any of its Subsidiaries) (a "NEW PLAN"), Veeco shall, to the extent possible, cause all "preexisting condition" exclusions of such New Plan to be waived for all Company Employees covered thereby and his or her covered dependents, and Veeco shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year ending on the date such employee's participation in the New Plan begins, to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                  (d) Nothing herein expressed or implied shall confer upon any of the Company Employees any right to employment, or continued employment for any specified period, or any right to any specific kind of compensation or benefits.

      5.18 LOCATION OF SURVIVING CORPORATION. Veeco agrees that for a period of two (2) years from the Closing Date it will cause the Surviving Corporation to maintain its operations and physical locations within a ten-mile radius of 4900 Constellation Drive, St. Paul, Minnesota.

VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO AND ACQUISITION.

      The obligations of Veeco and Acquisition to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by Veeco (on behalf of Veeco and Acquisition), on or before the Closing Date, of the following conditions:

      6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company and the Company Stockholders contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to Veeco and Acquisition by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

      6.02 PERFORMANCE OF COVENANTS. The Company and each of the Company Stockholders shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by them prior to or on the Closing Date.

      6.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

      6.04 CONSENTS AND APPROVALS; HSR ACT COMPLIANCE. All licenses and other con sents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts listed on SCHEDULE 6.04 shall have been obtained. The requirements of the HSR Act applicable to the transactions contemplated by this Merger Agreement shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

      6.05 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of the Target Corporations taken as a whole from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

      6.06 DELIVERY OF DOCUMENTS. There shall have been delivered to Veeco and Acquisition the following:

                  (i) a certificate of the Company, dated the Closing Date,
            signed by an officer of the Company, to the effect that the conditions specified in Sections 6.01 and 6.02 have been fulfilled;

                  (ii) a certificate of the Company, dated the Closing Date, signed by an officer of the Company, setting forth a schedule of (i) the number of shares of Company Common Stock held by each Stockholder as of the Closing Date, (ii) the Cash Elections made by each Stockholder and (iii) the amount of cash and number of Veeco Shares which shall be issuable as Merger Consideration to each Stockholder (subject to Section 2.06) in accordance with Sections 2.05(a), (c) and (d) hereof (the "CASH ELECTION CERTIFICATE");

                  (iii) a certificate of the Company, dated the Closing Date, signed by an officer of the Company, identifying the amount of any cash distributions made or declared by the Company to the Stockholders during the period commencing on the date hereof and continuing until the Effective Time to cover the estimated tax obligations relating to the Stockholders' status as shareholders of an S corporation together with supporting documents for any calculations made in determining such amounts;

                  (iv) a certificate of the Secretary of the Company certifying copies of (x) the articles of incorporation and by-laws of the Company; (y) all requisite corporate resolutions of the Company approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of the Company executing this Merger Agreement;

                  (v) the employment agreement for David G. Reamer substantially in the form of EXHIBIT G annexed hereto, duly executed by David G. Reamer;


                  (vi) the consulting agreement for Paul E. Colombo
            substantially in the form of EXHIBIT L annexed hereto, duly executed by Paul E. Colombo;


                  (vii) the Escrow Agreement, duly executed by the Company
            Stockholders and the Stockholders' Representative;

                  (viii) an investment agreement, substantially in the form of
            EXHIBIT H annexed hereto, duly executed by the Stockholders; and

                  (ix) the second amendment to the employment and noncompetition agreement for Brett David Heffes, substantially in the form of EXHIBIT M annexed hereto, duly executed by Brett David Heffes.

      6.07 LEGAL OPINION. Veeco and Acquisition shall have received an opinion of Robins, Kaplan, Miller & Ciresi L.L.P., counsel to the Company and the Company Stockholders, addressed to Veeco and Acquisition and dated the Closing Date, substantially in the form of EXHIBIT I hereto.

      6.08 ARTICLES OF MERGER. Prior to the Effective Time, the Articles of Merger shall be accepted for filing with the Secretary of State of the State of Minnesota.

      6.09 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been affirmatively approved and adopted by Stockholders holding not less than 90% of the outstanding Company Common Stock.

      6.10 OPTION PLAN INTERPRETATIONS. The board of directors of the Company shall have adopted interpretations under each of (a) the Company's 2000 Stock Option Plan and the Company's 1993 Stock Option Plan (collectively, the "COMPANY OPTION PLANS"), (b) each of the Non-Qualified Restricted Stock Option Agreements granted in January 2, 2001 (the "Non-Qualified Option Agreements") and (c) each of the Company Warrants in its capacity as the administrator of each such plan, Non-Qualified Option Agreements and Company Warrants, which shall be reasonably satisfactory in form and substance to Veeco, to the effect that (i) none of the vesting provisions applicable to any Company Option issued under the Company Option Plans will accelerate as a result of the Merger and the transactions contemplated by this Merger Agreement and (ii) the issuance of Veeco Shares upon the exercise of the Company Options and Company Warrants assumed by Veeco in accordance with Section 5.15 hereof constitutes an appropriate adjustment to the shares issuable under each of the Company Option Plans, each of the Non-Qualified Option Agreements and each Company Warrant a result of the Merger and transactions contemplated by this Merger Agreement.


VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

      The Company's obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

      7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Veeco and Acquisition contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to the Company by Veeco and Acquisition in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

      7.02 PERFORMANCE OF COVENANTS. Each of Veeco and Acquisition shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by them prior to or on the Closing Date.

      7.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto directly or indirectly shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

      7.04 CONSENTS AND APPROVALS; HSR ACT COMPLIANCE. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in Section 5.04 shall have been obtained. The requirements of the HSR Act applicable to the transactions contemplated by this Merger Agreement shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

      7.05 DELIVERY OF DOCUMENTS. There shall have been delivered to the Company the following:

                  (i) a certificate of each of Veeco and Acquisition, signed by an officer of each such entity, dated the Closing Date, to the effect that the conditions specified in Sections 7.01 and 7.02 have been fulfilled;

                  (ii) a certificate of the Secretary or Assistant Secretary of each of Veeco and Acquisition certifying copies of (x) the certificate or articles of incorporation and by-laws of Veeco and Acquisition; (y) all requisite corporate resolutions of Veeco and Acquisition approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of Veeco and Acquisition executing this Merger Agreement;

                  (iii) a registration rights agreement substantially in the form of EXHIBIT J annexed hereto, duly executed by Veeco for the benefit of the Stockholders;

                  (iv) the Escrow Agreement, duly executed by Veeco;

                  (v) the employment agreement for David G. Reamer substantially in the form of EXHIBIT G annexed hereto, duly executed by Veeco;

                  (vi) the consulting agreement for Paul E. Colombo
            substantially in the form of EXHIBIT L annexed hereto, duly executed by Veeco; and

                  (vii) the second amendment to the employment and
            noncompetition agreement for Brett David Heffes, substantially in the form of EXHIBIT M annexed hereto, duly executed by Veeco.

      7.06 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of Veeco and its Subsidiaries taken as a whole from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

      7.07 LEGAL OPINION. The Company shall have received an opinion of Kaye Scholer LLP, counsel to Veeco and Acquisition, addressed to the Company and the Company Stockholders and dated the Closing Date, substantially in the form of EXHIBIT K hereto.

      7.08 ARTICLES OF MERGER. Prior to the Effective Time, the Articles of Merger shall be accepted for filing with the Secretary of State of the State of Minnesota.

      7.09 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by the requisite vote of the Stockholders as set forth in Section 6.09.

VIII. INDEMNIFICATION; REMEDIES.

      8.01 SURVIVAL. All representations, warranties and agreements contained in this Merger Agreement or in any certificate or other document delivered pursuant to this Merger Agreement shall survive the Closing or any termination of this Merger Agreement for the time periods set forth in this Section 8.01. Following the Closing (a) the Company and the Company Stockholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before June 30, 2003, Veeco notifies the Company and the Company Stockholders in writing pursuant to Section 8.02, 8.03 or 8.05 of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Veeco, except that (i) claims with respect to breaches of representations and warranties set forth in Section 3.12, 3.14(a) or 3.14(b) may be made against the Company and the Company Stockholders at any time prior to expiration of the fourth anniversary of the Closing Date and (ii) claims with respect to breaches of representations and warranties set forth in Section 3.02, 3.10, 3.12(h), 3.14(c) or III(b)(1) claims for indemnification under Section
8.03 or claims for breaches of covenants without a specified period of duration may be made against the Company and the Company Stockholders at any time prior to expiration of the applicable statute of limitations and (b) Veeco will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before June 30, 2003, the Company and the Company Stockholders notify Veeco in writing pursuant to Section
8.04 or 8.05 of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Company and the Company Stockholders, except that claims with respect to breaches of representations and warranties set forth in Section 4.01 or breaches of covenants without a specified period of duration may be made against Veeco at any time prior to the expiration of the applicable statute of limitations.

      8.02 INDEMNIFICATION BY THE COMPANY AND THE STOCKHOLDERS. The Company and each of the Company Stockholders shall jointly and severally indemnify and hold harmless Veeco, Acquisition and each of their respective agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "VEECO INDEMNITEES"), and shall reimburse the Veeco Indemnitees for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of any Company Stockholder or the Company in this Merger Agreement or in any certificate or other document required to be delivered by any Company Stockholder or the Company pursuant to this Merger Agreement, (b) any failure of any Company Stockholder or the Company to perform or comply with any agreement to be performed or complied with by it in this Merger Agreement, (c) any claim by any

Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by any Stockholder or the Company, (d) any claim by any direct or indirect holder or former holder of capital stock or warrants or other securities of the Company in his or her capacity as such, (e) any Damages resulting from the election by any Stockholder, pursuant to the MBCA, to demand appraisal of their Company Common Stock in excess of the aggregate amount of Merger Consideration such Stockholder would have been entitled to receive pursuant to this Merger Agreement, or (f) Veeco's enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, the Company and the indemnifying Company Stockholders shall have no liability to Veeco or Acquisition under clause (a), (b) (other than any failure to comply with the covenant contained in Section 5.03(b)) or (d) of this Section 8.02, until the aggregate amount of all Damages under such clauses exceeds $850,000, and then for all such Damages in excess of such amount. Notwithstanding the foregoing, during the Escrow Period, the maximum liability of the Company Stockholders pursuant to this Section 8.02 shall not exceed the Veeco Shares placed in escrow pursuant to the Escrow Agreement plus $7.3 million, and subsequent to the expiration of the Escrow Period, the maximum liability of the Company Stockholders pursuant to this Section 8.02 shall not exceed $7.3 million; PROVIDED that the limitations set forth in this Section 8.02 shall not apply to the extent of Damages arising from actual fraud. Notwithstanding the foregoing, from and after the Effective Time, the obligation to indemnify the Veeco Indemnitees under this Section 8.02 shall be solely the joint and several obligation of the Company Stockholders and shall be satisfied (i) during the Escrow Period out of the Veeco Shares deposited under the Escrow Agreement (or by the payment by the Company Stockholders of cash in lieu thereof, as more particularly described in the Escrow Agreement) or, if the Veeco Shares so deposited are not adequate to satisfy any claim by a Veeco Indemnitee directly by the Company Stockholders in accordance with this Article VIII and (ii) subsequent to the expiration of the Escrow Period, directly by the Company Stockholders in accordance with this Article VIII.

      8.03 TAX INDEMNIFICATION BY COMPANY STOCKHOLDERS. (a) Each Company Stockholder shall pay, indemnify and hold harmless (jointly and severally) Veeco, Acquisition, the Company and each of the other Target Corporations and their successors, from and against all liabilities for Taxes of the Company and each of the other Target Corporations attributable to taxable periods ending on or before the Closing Date, including, without limitation, Taxes attributable to the income, business, assets, operations, activities and status of each of the Company and the other Target Corporations. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any Tax based upon or related to income of receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the other Target Corporations. Each Company Stockholder and Veeco shall bear its own costs in determining the amount, if any, due under this Section 8.03. For purposes of this Section 8.03 (and the calculation of any indemnity), any interest, penalties or additions to tax accruing after the Closing Date with respect to a liability for Taxes for which each Company Stockholder indemnifies Veeco, the Company or any of the other Target Corporations shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

                  (b) (i) Veeco, the Company and the other Target Corporations shall include in their notice of any claim for indemnification pursuant to this
Section 8.03 a calculation of the amount of the requested indemnity payment. If a Company Stockholder disagrees with the calculation of the indemnity payment, such Company Stockholder and Veeco shall attempt to resolve such disagreement within a period of 45 days from the date such Company Stockholder receives the notice of claim for indemnification. If the parties fail to reach an agreement at the end of such period, such disagreement shall be submitted to a nationally-recognized firm of independent certified public accountants mutually selected by the Company Stockholder and Veeco, whose determination shall be final and binding on all parties. The cost of such nationally-recognized firm of independent certified public accountants shall be borne equally by the Company Stockholder and Veeco.

                        (ii) Within ten days after the indemnity calculation has been resolved or determined, the Company Stockholders shall pay to Veeco, the Company or the relevant Target Corporation (and their successors) such amounts as have been determined to be due Veeco, the Company or the relevant Target Corporation (and their successors) as a result of the indemnification provided in Section 8.03.

      8.04 INDEMNIFICATION BY VEECO. Veeco shall indemnify and hold harmless Company and the Company Stockholders (the "STOCKHOLDER INDEMNITEES") and shall reimburse the Stockholder Indemnitees for any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Veeco or Acquisition in this Merger Agreement or in any certificate or other document required to be delivered by Veeco or Acquisition pursuant to this Merger Agreement, (b) any failure by Veeco or Acquisition to perform or comply with any agreement to be performed or complied with by Veeco or Acquisition in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by Veeco or Acquisition or (d) the Stockholder Indemnitees' enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, Veeco shall have no liability under clause (a) or (b) of this Section 8.04 until the aggregate amount of all Damages under such clauses exceeds $850,000, and then for all such Damages in excess of such amount. Notwithstanding the foregoing, during the Escrow Period, the maximum liability of Veeco pursuant to this Section 8.04 shall not exceed $14,055,160 and subsequent to the expiration of the Escrow Period, the maximum liability of Veeco pursuant to this Section
8.04 shall not exceed $7.3 million; PROVIDED that the limitations set forth in this Section 8.04 shall not apply to the extent of Damages arising from actual fraud.

      8.05 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 8.02, 8.03 or 8.04 of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would create a conflict of interest) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which consent may not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. All indemnification obligations of the parties hereto shall survive any termination of this Merger Agreement pursuant to Article IX hereof. After the Closing, in the case of a claim as to which Veeco or Acquisition is the indemnified party, references in this Section 8.05 to the indemnifying party shall be deemed to refer to the Stockholders' Representative to the extent that any amounts payable by the indemnifying party shall be payable from the Veeco Shares held pursuant to the Escrow Agreement.

      8.06 EXCLUSIVE REMEDY. The rights of the Veeco Indemnitees and the Stockholder Indemnitees to be indemnified under this Article VIII shall be their exclusive remedy in respect of any matter against which indemnification is provided herein or would be provided but for the application of any temporal, monetary or other limitation established in this Article VIII. All other remedies that might otherwise be available under this Merger Agreement, at law or in equity, are hereby waived. Nothing in this Section 8.06 shall limit the right of a party to recover for actual fraud.

IX. TERMINATION.

      9.01 TERMINATION EVENTS. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time without prejudice to any other rights or remedies either party may have:

                  (a) by mutual written consent, duly authorized by the boards of directors of Veeco, Acquisition and the Company;

                  (b) by either Veeco and Acquisition or the Company if any Governmental Authority shall have issued an order, decree, injunction or judgment or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable;

                  (c) by either Veeco and Acquisition or the Company if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Time, on November 30, 2001; PROVIDED that the right to terminate this Merger Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Merger Agreement has been the cause of, or results in, the failure of the Effective Time to have occurred within such period; or

                  (d) by either Veeco and Acquisition or the Company by notice to the other if the satisfaction of any condition to the obligations of the terminating party has been rendered impossible.

      9.02 EFFECT OF TERMINATION. In the event this Merger Agreement is terminated pursuant to Section 9.01, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Article VIII and Sections 10.01, 10.02 and 10.03 shall survive. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

      9.03 AMENDMENT. To the extent permitted by applicable law, this Merger Agreement may be amended by action taken by or on behalf of the respective boards of directors of the Company, Acquisition and Veeco, at any time; PROVIDED, HOWEVER, that no amendment shall be made which under the MBCA would require the further approval of the shareholders of the Company without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

X. MISCELLANEOUS.

      10.01 CONFIDENTIALITY. Between the date of this Merger Agreement and the Closing Date, each party hereto (a "RECEIVING PARTY") will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in strict confidence, all written, oral or other information obtained from another party (a "DISCLOSING PARTY") in connection with this Merger Agreement or the transactions contemplated hereby, including, without limitation, sources of supply, vendors, customers, costs, pricing practices, trade secrets and other Intellectual Property, salaries and wages, employee benefits, financial information, business plans, budgets, marketing plans and projections and all other proprietary information (collectively, the "CONFIDENTIAL INFORMATION"), unless (i) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby and the disclosing party consents in advance to such disclosure, (ii) the furnishing or use of such information is required by law and the disclosing party has, to the extent practicable, received reasonable prior notice of such disclosure,(iii) the Confidential Information becomes generally available to the public other than as a result of disclosure by the receiving party or by its directors, officers, employees, agents or advisors, or
(iv) the Confidential Information becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its directors, officers, employees, agents or advisors. If the transactions contemplated by this Merger Agreement are not consummated, each party receiving another party's Confidential Information will return or, at the disclosing party's option, destroy all of such Confidential Information, including, but not limited to, all copies thereof and extracts therefrom and shall not use such Confidential Information in any manner which may be detrimental to the disclosing party or its Affiliates. Notwithstanding the foregoing, the Company may inform employees of the Company as they deem necessary or desirable of the existence of this Merger Agreement.

      10.02 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transactions contemplated hereby and thereby, including all fees and expenses of agents, representatives, counsel, accountants and investment banks; PROVIDED, that the Company shall pay for up to an aggregate of $350,000 of its own such expenses and the expenses of the Company Stockholders, and any such expenses incurred by the Company and/or the Company Stockholders in excess of $350,000 shall be paid by the Company Stockholders; PROVIDED FURTHER that, Veeco shall pay (i) the HSR filing fees for all parties to this Merger Agreement, (ii) all amounts required to be paid by Veeco pursuant to Section 5.08 hereof and (iii) any mortgage transfer fees required as a result of the transactions contemplated herein.

      10.03 PUBLIC ANNOUNCEMENTS. Subject to any requirement of applicable law, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of Veeco and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the existence of and provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party's respective legal and financial advisors, subject to the requirements of applicable law or securities exchange regulations so long as the other party has received reasonable prior notice of such disclosure.

      10.04 SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.05 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

      10.06 WAIVER. Any provision of this Merger Agreement may be waived at any time by the party which is entitled to the benefits thereof. No such waiver shall be effective unless in writing and signed by the Company, Veeco and Acquisition.

      10.07 ENTIRE AGREEMENT. This Merger Agreement (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and super sedes all prior agreements, both written and oral, with respect to such subject matter.

      10.08 GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES EXCEPT TO THE EXTENT THAT CERTAIN MATTERS ARE PREEMPTED BY FEDERAL LAW OR ARE GOVERNED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF THE RESPECTIVE PARTIES.

      10.09 ASSIGNMENT. Neither Veeco, Acquisition nor the Company may assign this Merger Agreement to any other Person without the prior written consent of the other parties hereto.

      10.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by telecopy (transmission confirmed), (c) on the fifth business day following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as may be specified by like notice):

               If to Veeco or Acquisition:

               100 Sunnyside Blvd.
               Woodbury, New York  11797
               Attention:  General Counsel
               Telephone: (516) 677-0200
               Telecopy: (516) 677-0380

               With a copy to:

               Kaye Scholer LLP
               425 Park Avenue
               New York, New York  10022
               Attention: Rory A. Greiss, Esq.
               Telephone: (212) 836-8261
               Telecopy: (212) 836-7152

               If to the Company:

               Applied Epi, Inc.
               4900 Constellation Drive
               St. Paul, MN  55127
               Attention: David G. Reamer
                          President and Chief Executive Officer
               Telephone: (651) 482-0800
               Telecopy:  (651) 482-0600

               With a copy to:

               Robins, Kaplan, Miller & Ciresi L.L.P.
               2800 LaSalle Plaza
               800 LaSalle Avenue
               Attention: John R. Houston, Esq.
               Minneapolis, MN 55402-2015
               Telephone: (612) 349-8285
               Telecopy: (612) 339-4181

               If to the Stockholders Representative:

               Paul E. Colombo
               4900 Constellation Drive
               St. Paul, MN 55127
               Telephone: (651) 482-0800
               Telecopy: (651) 482-0600

               With a copy to:

               Robins, Kaplan, Miller & Ciresi L.L.P.
               2800 LaSalle Plaza
               800 LaSalle Avenue
               Attention: John R. Houston, Esq.
               Minneapolis, MN 55402-2015
               Telephone: (612) 349-8285
               Telecopy: (612) 339-4181

      10.11 HEADINGS. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

      10.12 COUNTERPARTS. This Merger Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

      10.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Merger Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

      10.14 SEVERABILITY. The invalidity of any term or terms of this Merger Agreement shall not affect any other term of this Merger Agreement, which shall remain in full force and effect.

      10.15 NO THIRD-PARTY BENEFICIARIES. There are no third party beneficiaries of this Merger Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon any one other than the parties hereto (and their permitted successors and assigns) any right to insist upon or to enforce the performance of any of the obligations contained herein.


                           [Signatures on Next Page]

      IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

                                            VEECO INSTRUMENTS INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            APPLIED EPI, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            VEECO ACQUISITION CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            COMPANY STOCKHOLDERS


                                            ------------------------------------
                                            Paul E. Colombo


                                            ------------------------------------
                                            David G. Reamer


                                            ------------------------------------
                                            Frank C. Kraemer


                                            ------------------------------------
                                            Noel P. Rahn

                                            STOCKHOLDERS' REPRESENTATIVE


                                            ------------------------------------
                                            Paul E. Colombo